AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2000
                                                      REGISTRATION NO. 333-71927

                   ------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                   ------------------------------------------

                                 AMENDMENT NO. 5
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   ------------------------------------------
                        MERRILL LYNCH MUNICIPAL ABS, INC.
                    (Sponsor of the trusts described herein)

                   ------------------------------------------



                       DELAWARE                       133698229
               ------------------------            ----------------
               (State of Incorporation)            (I.R.S. Employer
                                                 Identification No.)


                             WORLD FINANCIAL CENTER
                             NORTH TOWER, 9TH FLOOR
                                250 VESEY STREET
                          NEW YORK, NEW YORK 10281-1309
                                 (212) 415-7400

                   ------------------------------------------
                    (Address of principal executive offices)


                                   EDWARD SISK
                             WORLD FINANCIAL CENTER
                             NORTH TOWER, 9TH FLOOR
                                250 VESEY STREET
                          NEW YORK, NEW YORK 10281-1309
                                 (212) 415-7400

                   ------------------------------------------
                   (Name and address of agent for service)

                   ------------------------------------------
                         COPIES TO: LARY STROMFELD, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000

                   ------------------------------------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                   ------------------------------------------

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /x/

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

                                               PROPOSED      PROPOSED
                                                MAXIMUM       MAXIMUM
                                               OFFERING      AGGREGATE    AMOUNT OF
     TITLE OF SECURITIES       AMOUNT BEING      PRICE       OFFERING    REGISTRATION
       BEING REGISTERED         REGISTERED*    PER UNIT        PRICE         FEE

Pass Through Floating
  Rate Municipal
   Certificates                 $1,000,000.00     100%      $1,000,000.00      $278



The proposed maximum offering price per unit is estimated solely for purposes of calculating the registration fee.

The amount being registered includes any resales of the securities in market-making transactions that may be made by the remarketing agent, an affiliate of the registrant.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         SUBJECT TO COMPLETION DATED [ ]


                             PROSPECTUS SUPPLEMENT
                       (TO PROSPECTUS DATED ____________)

                 PASS THROUGH FLOATING RATE MUNICIPAL TRUST ____

                                     ISSUER

                        MERRILL LYNCH MUNICIPAL ABS, INC.

                                     SPONSOR

                          $_ _ _ PASS THROUGH FLOATING

                           RATE MUNICIPAL CERTIFICATES

                             (P-FLOATSSM), SERIES R-


 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.

 No governmental agency or instrumentality will insure or guarantee the certificates.

 The offered certificates represent interests in the assets held by the issuer only and will not represent interests in or obligations of the sponsor or any affiliate of the sponsor. No investor will have any claim or recourse to the sponsor's assets for payment of any principal or interest on the certificates.

 This prospectus supplement may be used to offer and sell any series of certificates only if accompanied by the prospectus.


THE ISSUER--

o will issue a series of certificates, which consist of the P-FLOATs offered for sale here and the Residual Interest Municipal Certificates which are not offered for sale here; and

o will own a pool of municipal bonds of one or more maturities and credits identified on Schedule A of this prospectus supplement.

     THE P-FLOATS OF THIS SERIES--

o will be issued in book-entry form through the facilities of DTC. The P-FLOATs will be sold in minimum denominations of $5,000 initial principal balance and integral multiples of $5,000;

o will evidence an undivided beneficial interest in a trust holding the pool of bonds; and

o will be subject to optional and mandatory tender at a purchase price equal to the outstanding principal balance of the P-FLOATs plus accrued interest at the floating rate.

--------------------------------------------------------------------------------
                                                   UNDERWRITING
                                                     DISCOUNTS
                               PRICE TO PUBLIC    AND COMMISSIONS    PROCEEDS TO
                                                                          SELLER
--------------------------------------------------------------------------------
 Per P-FLOATs                       100%               N/A              100%
--------------------------------------------------------------------------------
The price to public will also include any accrued interest.

The underwriter will not receive a discount or commission, but will receive a remarketing fee in its capacity as remarketing agent. This prospectus relates to the P-FLOATs and any resales of the P-FLOATs in market-making transactions that may be made by the remarketing agent, an affiliate of the registrant.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                ------------------------------------------------
                               MERRILL LYNCH & CO.

[SM] Service Mark of Merrill Lynch, Pierce, Fenner & Smith Incorporated

              IMPORTANT INFORMATION ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   The offered P-FLOATs are described in two separate documents that progressively provide more detail:

      (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates, such as your certificates; and

      (2) this prospectus supplement, which describes the specific terms of your certificates.

   This prospectus supplement and the prospectus contain cross references to captions where you can find additional information. The following Table of Contents and the Table of Contents in the prospectus provide the locations of these captions.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE

Summary....................................................................S-1

Risk Factors...............................................................S-6

The Liquidity Provider.....................................................S-6
   Description of Liquidity Provider.......................................S-6
   Financial Information of Liquidity Provider.............................S-6
   Limitations of the Liquidity Facility...................................S-7

Plan of Distribution.......................................................S-7

Ratings....................................................................S-7

Legal Matters..............................................................S-8

Reports to Certificateholders..............................................S-8

Year 2000 Problem [TO BE UPDATED]..........................................S-8

Additional Information.....................................................S-9

                                     SUMMARY

   This summary contains only a brief description of the basic structure of Series R-[ ]. To fully understand the structure of these securities and determine whether to invest, you must read carefully the entire prospectus supplement and the accompanying prospectus.


SECURITIES DESIGNATION

    Certificates consist of Pass Through Floating Rate Municipal Certificates, or P-FLOATsSM, offered for sale in this prospectus supplement and Residual Interest Municipal Certificates, or RITESSM, which are not offered for sale in this prospectus supplement. The certificates represent an undivided beneficial ownership interest in a pool of municipal bonds deposited with the trustee.

    One hundred percent of the principal amount of P-FLOATs for this series initially will be offered on the initial issuance date of certificates, [ ]. The P-FLOATs will be designated as Series R-[ ] and issued in denominations of $5,000 initial principal balance and integral multiples of $5,000. The P-FLOATs will have an initial principal balance of $[ ] and the RITES will have an initial principal balance of $[ ]. On the date the certificates are initially issued, the aggregate principal balances of the bonds will be $[ ], and the aggregate market value of the bonds will be $[ ].

THE TRUSTEE AND TENDER AGENT AND THE CO-TRUSTEE

    [ ] will act as the trustee and tender agent and [ ] will act as the co-trustee for the issuer. The corporate office of the trustee and tender agent is at [ ] and the corporate office of the co-trustee is at [ ]. The trustee fee will be [ ]% when the interest mode is the weekly or term mode and [ ]% when the interest mode is the daily mode.

THE BONDS

    The bonds underlying the certificates will consist of general obligation bonds and revenue bonds issued by states, municipalities and public authorities. In the opinion of bond counsel referred to in the "Schedule of Bonds" on page S-11 of this prospectus supplement, the bonds were tax-exempt at the time of their issuance. For bonds subject to Rule 15c2-12 of the Securities Exchange Act of 1934, notice of any adverse tax opinions or events affecting their tax-exempt status is required to be filed with a NRMSIR or appropriate state information depository. Before the initial issuance date of certificates, the sponsor will determine whether any such notice has been filed. A list of NRMSIRs is set forth in Exhibit B to the prospectus. If a bond is designated in the schedule of bonds attached to this prospectus supplement as a "private activity bond," then interest income on that bond will be included in the computation of the federal alternative minimum tax.

    The coupons on the bonds range from __% to __% per annum. No bond has a principal maturity date later than [________]. All of the bonds are rated [__] or higher. All of the bonds have been purchased in the secondary market. Specific information with respect to each bond is contained in the schedule of bonds attached to this prospectus supplement.

THE SPONSOR

    The sponsor, Merrill Lynch Municipal ABS, Inc., a Delaware corporation, will deposit the bonds with the issuer, Pass Through Floating Rate Municipal Trust, a Delaware statutory business trust established by the sponsor. [Some bonds will have been underwritten by an affiliate of the sponsor at the time of their initial issuance.]

THE CERTIFICATES

    After purchasing the bonds from the seller, the issuer will hold the bonds and issue certificates, which will consist of both the P-FLOATs offered for sale here and the RITES, which are not being offered in this prospectus supplement. Information about the RITES is presented in this prospectus supplement solely for its relevance to you as a prospective investor of P-FLOATs. The certificates will be available for purchase in book-entry form through the securities depository and initially registered in the name of Cede & Co., the nominee for the securities depository.

RATINGS

    As a condition to issuance, the certificates must be rated [ ] by the rating agency, [ ], on the initial issuance date of certificates. The issuer has not applied to any other rating agency to obtain a rating on the P-FLOATs. There is no assurance that any rating will remain in effect for any given period of time. If circumstances change, then the rating agency may revise a rating downward or withdraw a rating entirely. The rating or ratings issued will not address the likelihood that the P-FLOATs may be paid early due to events known as mandatory tender events or that the bonds or the proceeds of the bonds will be distributed due to events known as mandatory disposition events.

THE REMARKETING AGENT

    The remarketing agent, Merrill Lynch Pierce Fenner & Smith Incorporated, a Delaware corporation d/b/a Merrill Lynch & Co., will determine the interest rate payable to investors either daily, weekly, or for term periods of up to one year. The remarketing agent will initially determine this interest rate [weekly]. The P-FLOATs interest rate will reflect the minimum rate of interest that the remarketing agent determines would result in a sale of each P-FLOATs at a price equal to the outstanding principal balance of the P-FLOATs plus accrued interest under prevailing market conditions. However, this amount shall not exceed the aggregate interest payable on the bonds minus the trustee fees. The trustee fee will be [ ]% when the remarketing agent determines the interest rate weekly or for a term period and [ ]% when the remarketing agent determines the interest rate monthly.

PRINCIPAL AND INTEREST DISTRIBUTIONS

    Upon issuance of the certificates, the bonds will be deposited by the sponsor with the trustee, [ ]. Principal and interest will be distributable on each bond held by the trustee on the payment dates specified on the schedule of bonds. The trustee will distribute principal and interest to investors on the business day following the date on which the trustee receives payment on the bonds. The trustee may, but is not obligated to, advance its own funds to distribute interest on the P-FLOATs monthly. Any trustee advance will be based on the amount of interest accrued on the bonds, whether or not this interest is then payable by the bond issuers. The trustee is not responsible for delays in receipt of payments on the bonds.

OPTIONAL AND MANDATORY TENDER

    P-FLOATs are subject to tender to the tender agent either at the option of the investors or pursuant to a mandatory tender. An optional tender occurs when an investor decides to tender a P-FLOATs at a price equal to that P-FLOATs' outstanding principal balance plus accrued interest at the floating rate. A mandatory tender occurs upon designated events and requires an investor to exchange P-FLOATs for a purchase price equal to the outstanding principal balance of the P-FLOATs plus accrued interest at the floating rate. An investor will have the right to retain its P-FLOATs upon the occurrence of a mandatory tender event. After either an optional or mandatory tender, the remarketing agent will attempt to remarket any tendered P-FLOATs.

MANDATORY DISPOSITION OF BONDS

   The trustee will dispose of a bond held by the issuer upon the occurrence of certain events. If one of these events occurs, the trustee will direct the remarketing agent to sell the affected bond for the highest bid.

   In some cases when there is a mandatory disposition of a bond, the liquidity provider will be obligated to bid the bond price, an amount equal to the outstanding principal balance of the bond (which, in the case of a bond deposited with market discount or original issue discount, will equal the initial deposit price of the bond minus any principal payments on that bond previously allocated to investors) plus accrued interest at the P-FLOATs floating rate. The proceeds from the disposition will be distributed to investors.

   However, in other cases when a mandatory disposition of a bond occurs, the liquidity provider is not obligated to bid for the affected bond. For those cases,

      (1) if the market value of the affected bond is less than the bond price, the trustee will distribute the affected bond, in whole, to investors to the extent possible based on minimum denominations; or

      (2) if the market value of the bond is greater than or equal to the bond price, or if whole bonds cannot be distributed based on minimum denominations, direct the remarketing agent to sell the bond and use the proceeds to pay, first, to the trustee, the proportionate amount of outstanding trustee fees and trustee advances, second, to P-FLOAT holders, to the extent accrued interest is received on the sale of the bond, accrued interest at the P-FLOATs floating rate, third, to the RITES holder, the remainder of any accrued interest received, fourth, pro rata to all investors, an amount up to the outstanding principal balance of the certificates, fifth, to the P-FLOATs holders, 10% of any net gain on the affected bond, and sixth, to the RITES holder, the balance of the proceeds.

THE LIQUIDITY FACILITY

    The sponsor and issuer have established a liquidity facility with respect to this series. Under the terms specified in this liquidity facility, the liquidity provider will purchase P-FLOATs at a purchase price equal to the outstanding principal balance of the P-FLOATs plus accrued interest if the remarketing agent is either unable to remarket, or is prohibited from remarketing, any P-FLOATs that has been tendered either (1) at the option of the investor, or (2) pursuant to a mandatory tender. The liquidity provider will become the holder of any certificate that it purchases. The liquidity provider will also act as the purchaser of last resort (i.e., will be obligated to bid an amount equal to the outstanding principal balance of the bond (which, in the case of a market discount bond, will equal the initial deposit price of the bond minus any principal payments on that bond previously allocated to investors) plus accrued interest at the P-FLOATs floating rate) when bonds are disposed of by the trustee pursuant to a mandatory disposition with liquidity support. The liquidity facility will not be available for, and the liquidity provider will not be obligated for, the payment of principal or interest on the certificates, the payment of any net gain upon a mandatory disposition of bonds, or the purchase of fixed rate certificates. The liquidity facility agreement for this series will be filed with the

Securities and Exchange Commission under cover of Form 8-K.

FEDERAL INCOME TAX CONSEQUENCES

    The sponsor has received an opinion from Cadwalader, Wickersham & Taft, counsel to the sponsor, that the issuer will be classified as a partnership for federal income tax purposes. Cadwalader, Wickersham & Taft has also opined that amounts distributed to you that are attributable to payments of interest on the bonds which are excludable from federal gross income will be excludable from your federal gross income. A more complete discussion of material tax consequences can be found on page 43 of the prospectus. We suggest that you consult your own tax advisor on the income tax considerations applicable to your purchase of P-FLOATs.

              P-FLOATS RIGHTS, OBLIGATIONS AND OWNERSHIP INTERESTS
              ----------------------------------------------------

Investors have undivided beneficial ownership interest in the issuer holding all bonds

Trustee advancing interest monthly?

IF YES:   Investors receive bond interest then accrued

IF NO: Investors receive bond interest on business day following its receipt by Trustee



Optional Tender

Investor's beneficial ownership interest in the bonds terminates

Remarketing Agent remarkets to new P-FLOATs investor or Liquidity Provider

Investor receives par plus accrued interest



Mandatory Tender to Liquidity Provider  due to:
  -Mode Change Date
  -Liquidity Facility Replaced
  -Term Period End
  -Fixed Rate Conversion Event

Investors choose whether to retain at new:
     - Interest Mode
     - Fixed Rate
     - Liquidity Facility Terms

IF YES:     Retain

IF NO:      Investor's beneficial ownership interest in the bonds terminates

            Remarketing Agent remarkets to new P-FLOATs investor or Liquidity Provider

            Investor receives par plus accrued interest



Mandatory Disposition of a Bond with Liquidity Support due to:
   - Diversification Requirement Violated
   - Liquidity Facility not extended for a bond
   - Residual Ownership Date of a bond
   - Rating of a bond withdrawn or reduced, but above investment grade

Trustee sells affected bond. Liquidity Provider is obligated to bid an amount equal to at least the outstanding principal balance of the bond plus accrued interest. Investors receive an amount up to the outstanding principal balance of the bond plus accrued interest at the P-FLOATs floating rate plus 10% of any net gain on the affected bond



Mandatory Disposition of Bonds without Liquidity Support due to:
  - Bond issuer or insurer fails to pay any amount due on a bond
  - Bankruptcy or insolvency of the bond issuer or insurer
  - Rating on a bond downgraded to below investment grade
  - Change in tax exempt status of a bond

Trustee sells or distributes the affected bond. Investors receive an amount up to the outstanding principal balance of the bond plus accrued interest at the P-FLOATs floating rate plus 10% of any net gain on the affected bond



Bond Withdrawn

Sponsor pays to Trustee, f/b/o P-FLOATs, any:
  - the market value of the bond withdrawn
  - accrued by not advanced bond interest
  - any taxes or government charges withheld
  - any net gain

Trustee distributes:
  - to the liquidity provider, the outstanding principal balance of the P-FLOATs held by the liquidity provider plus accrued interest;
  - to all other P-FLOATs holders, pro rata, 10% of any net gain

                                  RISK FACTORS

   With respect to this series, you should carefully consider the following risk factors and other information in this prospectus supplement, as well as in the prospectus, in deciding whether to invest:

[List additional risk factors.]

                             THE LIQUIDITY PROVIDER

DESCRIPTION OF LIQUIDITY PROVIDER

   The liquidity provider will be [ ]. [ ] is a [diversified financial services holding company] [commercial banking institution], which is subject to the information requirements of the [Securities Exchange Act of 1934, as amended] [bank regulatory statute]. [In accordance with this act, [ ] files reports and other information with the [SEC] [bank regulatory authority]. Copies of such reports and other information may be obtained by contacting [ ], Attention: [ ], telephone [ ].

   The liquidity provider was originally incorporated in [ ]. [Insert brief corporate history of liquidity provider]. [Insert relevant description of structure of liquidity provider]. The liquidity provider is engaged in a broad range of [banking and] [financial services] activities, including [deposit-taking, lending and leasing, securities brokerage services, investment management, investment banking, capital markets activities and foreign exchange transactions].

   [This prospectus supplement incorporates by reference and makes a part of this prospectus all financial statements of the liquidity provider included in documents 4. SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as of the date of this prospectus supplement and before termination of the certificates. In the event the liquidity provider ceases to file reports pursuant to the Securities Exchange Act of 1934, the issuer will include the audited financial statements of the liquidity provider in the periodic reports that it is required to file with the SEC.][ATTACHED AS EXHIBIT A TO THIS PROSPECTUS SUPPLEMENT ARE THE AUDITED FINANCIAL STATEMENTS OF THE LIQUIDITY PROVIDER.]

   As of [ ], the liquidity provider had total consolidated assets of [ ]. The foregoing figure has been derived from reference to the liquidity provider's audited consolidated financial statements and notes. These financial statements and notes may contain a discussion of the significant accounting principles applied.

FINANCIAL INFORMATION OF LIQUIDITY PROVIDER

                                                             TYPE OF     YEAR TO

                                                        INFORMATION     DATE

   1. Total Assets:................................         $[ ]       2000__
   2. Net Worth:...................................         $[ ]       2000__
   3. Long-Term Debt Rating:.......................          [ ]       2000__
   4. Short-Term Rating:...........................          [ ]       2000__

   The liquidity provider has provided the above information. The information appearing in the documents and financial statements referenced above is more detailed.

LIMITATIONS OF THE LIQUIDITY FACILITY

   Under the liquidity facility, the liquidity provider's commitment to purchase P-FLOATs is limited as follows: [Insert liquidity facility limitations].

Registration of Liquidity Facility

[The liquidity facility is exempt from registration under Section _____ of the Securities Act.][The liquidity facility is registered under the Securities Act under Registration Statement No. _________. A liquidity facility prospectus will be delivered along with the P-FLOATs prospectus.]

                              PLAN OF DISTRIBUTION

   The sponsor has entered into an underwriting agreement with the underwriter Merrill Lynch, Pierce, Fenner & Smith Incorporated. The underwriting agreement provides that the obligations of the underwriter are subject to conditions precedent, and that the underwriter will be obligated to purchase all of the certificates if they are issued.

   The underwriter has advised the sponsor that the underwriter proposes to offer the certificates from time to time for sale at the offering price set forth on the cover page of this prospectus supplement. No concessions have been offered to the underwriter.

   The underwriter and any dealers that participate with the underwriter in the distribution of certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

   The sponsor has agreed to indemnify the underwriter against civil liabilities, including liabilities under the Securities Act of 1933 or contributions to payments the underwriter may be required to make.

   The underwriter is an affiliate of the sponsor and is a registered broker/dealer. Any obligations of the underwriter are the sole responsibility of the underwriter and do not create any obligation or guarantee on the part of any affiliate of the underwriter. This prospectus supplement and the prospectus may be used by the underwriter in connection with offers and sales related to market making transactions in the certificates. The underwriter may act as principal or agent in these market making transactions.

                                     RATINGS

   If a bond is not insured, the long-term rating of the certificates is based on the credit rating of the bond issuer. If a bond is insured, the long-term rating of the certificates is based on the credit rating of the bond insurer in connection with its issuance of the financial guaranty policy guaranteeing the payment of principal and interest on the related bond. The short-term rating of the certificates is based on the credit rating of the liquidity provider in connection with its issuance of the related liquidity facility. The short-term rating assigned to the certificates will apply for only as long as the certificates benefit from the liquidity facility. The ratings on the certificates do not reflect any advances made by the trustee.

   The ratings are not recommendations to buy, sell or hold the certificates. The ratings of such certificates reflect only the views of the rating agency. An explanation of the significance of such ratings may be obtained from the rating agency. There is no assurance that any ratings will continue for any period of time or will not be revised downward or withdrawn entirely by the rating agency if in its judgment circumstances so warrant. The ratings are based on current information furnished to the rating agency by the sponsor and the liquidity provider, and information obtained from other sources, including the issuers of the bonds and, if the bonds are insured, the insurers. The ratings may be changed, suspended or withdrawn as a result of changes in, or the unavailability of, such information.

                                  LEGAL MATTERS

   Cadwalader, Wickersham & Taft, New York, New York, counsel to the sponsor, has given a legal opinion on the offering of the certificates and the material federal income tax consequences of the purchase, ownership and disposition of the certificates. The opinion of counsel to the sponsor relating to the material federal income tax consequences of the purchase, ownership and disposition of the certificates is attached to the prospectus as Exhibit A [ ], counsel for the trustee and tender agent has opined as to certain corporate matters relating to the trustee and tender agent [ ], counsel for the co-trustee has opined as to certain corporate matters relating to the co-trustee [ ], counsel for the liquidity provider has opined as to certain corporate matters relating to the liquidity provider.

                          REPORTS TO CERTIFICATEHOLDERS

   The issuer will prepare periodic reports that will contain audited financial statements. Unless and until certificated certificates are issued, the reports will be sent to Cede & Co. as nominee for the securities depository and the registered holder of the certificates. You will not receive financial reports directly from the issuer.

                        YEAR 2000 PROBLEM [TO BE UPDATED]

   The issuer does not have a computer system. However, the issuer relies on the computer systems of others, including the sponsor, seller, remarketing agent and liquidity provider. The sponsor, seller and remarketing agent [and liquidity provider] are all Merrill Lynch entities that share a computer system. Merrill Lynch identified and evaluated its internal Year 2000 problem and devoted sufficient resources to renovating technology systems that were not already Year 2000 compliant.

   In 1995, Merrill Lynch established the Year 2000 Compliance Initiative, which was an enterprise-wide effort to address the risks associated with the Year 2000 problem, both internal and external. The Year 2000 Compliance Initiative's efforts to address the risks associated with the Year 2000 problem were organized into six phases: planning, pre-renovation, renovation, production testing, certification, and integration testing.

   In 1996 and 1997, as part of the planning and pre-renovation phases, both plans and funding of plans for inventory, preparation, renovation, and testing of computer systems for the Year 2000 problem were approved. All plans for both mission-critical and non-mission-critical systems are tracked and monitored. The work associated with the Year 2000 Compliance Initiative was accomplished by Merrill Lynch employees, with the assistance of consultants where necessary.

   As part of the production testing and certification phases, Merrill Lynch performed both internal and external Year 2000 testing intended to address the risks from the Year 2000 problem. As of April 16, 1999, production testing was approximately 99.1% completed and the resource-intensive renovation phase was approximately 99.7% completed. In March and April 1999, Merrill Lynch continued its participation in U.S. industrywide testing sponsored by the Securities Industry Association.

   Merrill Lynch also continuously surveyed and communicated with third parties whose Year 2000 readiness was important to the company. Information technology and non-information technology vendors and service providers were contacted in order to obtain their Year 2000 compliance plans. Based on the nature of the response and the importance of the product or service involved, Merrill Lynch determined if additional testing was needed. The results of these efforts were maintained in a database that was accessible throughout the firm. This information, as well as other Year 2000 readiness information on particular countries and their political subdivisions, was used by Merrill Lynch to manage risk resulting from the Year 2000 problem.

   In January 2000, Merrill Lynch reported that it had not suffered any systems failures or other Y2K-related problems. The total expenditures for the entire Year 2000 Compliance Initiative were approximately $520 million.

                             ADDITIONAL INFORMATION

   The sponsor filed a registration statement relating to the certificates with the SEC. This prospectus supplement is part of the registration statement, but the registration statement also includes additional information.

   The trustee or its designee will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

   You may read and copy any reports, statements or other information that is filed in connection with the certificates at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

   You may obtain the Official Statements for bonds that are subject to Rule 15c2-12 of the Securities Exchange Act of 1934 from a NRMSIR identified on Exhibit B to the prospectus, the Municipal Securities Rulemaking Board or an appropriate state information depository. You may also obtain from a NRMSIR identified on Exhibit B to the prospectus, at a charge for non-subscribers of approximately $25, the annual reports and event notices required under Rule 15c2-12 contracts. A Rule 15c2-12 contract is an agreement between the underwriter and the issuer that requires the issuer to provide annual financial information and specific material event notices for the benefit of bondholders.

                                SCHEDULE OF BONDS

INFORMATION TO BE PROVIDED WITH RESPECT TO EACH BOND:

ISSUER:

ISSUE:

CUSIP NO.:

PRINCIPAL AMOUNT:

DATED DATE:

COUPON:

INTEREST PAYMENT DATES:

OPTIONAL REDEMPTION DATES/PRICES:

OFFICIAL STATEMENT DATED:

RATINGS:

INSURER:

PRINCIPAL MATURITY:

ORIGINAL ISSUE PRICE:

INITIAL DEPOSIT PRICE:

ADJUSTED ISSUE PRICE:

RESIDUAL OWNERSHIP DATE:

ACCRUAL COMMENCEMENT DATE:

FIRST BOND INTEREST PAYMENT DATE SUBSEQUENT TO DATE OF ORIGINAL ISSUE:

FIRST BOND PRINCIPAL PAYMENT DATE:

PRIVATE ACTIVITY BONDS [YES/NO]:

DENOMINATION OF BONDS:

BOND COUNSEL:

NATURE OF BOND OBLIGATION:  [GENERAL OBLIGATION-FULL FAITH AND
CREDIT][GENERAL OBLIGATION] [REVENUE]

   This bond is a [premium bond] [de minimis market discount bond] [market discount bond]. If this is a premium bond, attach a schedule of the unamortized premium percentage.

                         SUBJECT TO COMPLETION DATED [ ]

PRELIMINARY PROSPECTUS

                        MERRILL LYNCH MUNICIPAL ABS, INC.
                                     Sponsor

                              PASS THROUGH FLOATING
                           RATE MUNICIPAL CERTIFICATES
                                  (P-FLOATSSM)
                              (ISSUABLE IN SERIES)

                ------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

 The certificates of any series will not be insured or guaranteed by any governmental agency or instrumentality.

 The certificates of each series will represent interests in the assets held by the related issuer only and will not represent interests in or obligations of the sponsor nor any affiliate of the sponsor. No investor will have any claim or recourse to the sponsor's assets for payment of any principal or interest on the certificates.

 This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.


EACH ISSUER--

o will issue a series of certificates, which consist of the P-FLOATs offered for sale here and the Residual Interest Municipal Certificates, which are not offered for sale here; and

o    will own a pool of municipal bonds of one or more maturities and credits.

P-FLOATS OF EACH SERIES--

o will be issued in book-entry form through the facilities of DTC. The P-FLOATs will be sold in minimum denominations of $5,000 initial principal balance and integral multiples of $5,000;

o will evidence an undivided beneficial interest in a trust holding the pool of bonds; and

o will be subject to optional and mandatory tender at a purchase price equal to the outstanding principal balance of the P-FLOATs plus accrued interest at the floating rate.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                ------------------------------------------------


              THE DATE OF THIS PRELIMINARY PROSPECTUS IS _________


                               MERRILL LYNCH & CO.

[SM] Service Mark of Merrill Lynch, Pierce, Fenner & Smith Incorporated

                                TABLE OF CONTENTS

Summary......................................................................1
Risk Factors.................................................................9
Introduction................................................................13
Interest and Principal......................................................14
   Description of Interest Modes............................................14
   Distribution of Interest.................................................14
   Priority in Distribution of Interest.....................................15
   Period that Floating Rate is in Effect...................................15
   Method of Determining the Interest Rate..................................15
   Conversion of Interest Mode..............................................16
   Distribution of Principal................................................16
Optional Tender of P-FLOATs.................................................17
   Right of Optional Tender in Daily and Weekly Mode........................17
   Exercise of Tender Option................................................17
Mandatory Tender of P-FLOATs................................................18
   Mandatory Tender.........................................................18
   Mandatory Tender Events..................................................18
   Procedures for Mandatory Tender..........................................18
   Remarketing and Source of Funds for Purchase.............................19
Fixed Rate Conversion.......................................................19
   Fixed Rate Conversion Events.............................................19
   Procedures for Fixed Rate Conversion.....................................20
Mandatory Disposition of Bonds..............................................20
   Mandatory Disposition of Bonds with Liquidity Support....................20
   Mandatory Disposition of Bonds without Liquidity Support.................21
Withdrawal of Bonds.........................................................23
   Withdrawal Requirements..................................................23
   Procedures for Withdrawal................................................24
Procedures for Purchase and Remarketing.....................................25
   Remarketing of P-FLOATs..................................................25
   Funds for Purchases on Purchase Dates....................................25
   Procedures for Optional Tender when P-FLOATs Deposited with the
      Securities Depository.................................................26
   Investors to Comply with Tender and Election Procedures..................27
Details of the Certificates.................................................27
   Voting on Bonds..........................................................27
   Pro Rata Distribution....................................................28
   Book-Entry Only System for Certificates..................................28
   Registration, Transfer and Payments......................................30
   Prior Accrued Bond Interest..............................................31
   Designated Office of the Trustee.........................................31
Redemption Upon Redemption of Underlying Bonds..............................31
   Redemption of Certificates...............................................31
   Notice of Redemption.....................................................32

   Effect of Call for Redemption............................................32
Material Terms of the Trust Agreement.......................................33
   Purposes and Powers......................................................33
   No Additional Liabilities or Indebtedness................................33
   The Trustee..............................................................33
   The Co-Trustee...........................................................34
   Trustee Advances.........................................................34
   Limited Liability........................................................35
   Resignation and Replacement of Trustee...................................35
   Amendments to the Trust Agreement........................................36
   Termination of the Trust Agreement.......................................37
   Default on Bonds.........................................................37
Miscellaneous...............................................................38
   Fees and Expenses........................................................38
   Information for Investors................................................38
   Investors Not Liable for Claims Against Issuer...........................38
The Bonds...................................................................39
   Information About the Bonds..............................................39
   Residual Ownership Date..................................................39
   Diversification Requirement..............................................39
The Sponsor.................................................................40
The Remarketing Agreement...................................................40
The Liquidity Facility......................................................41
   Description of Liquidity Facility........................................41
   Termination of Obligations of Liquidity Provider.........................42
   Substitution of Successor Liquidity Provider.............................42
   Liquidity Provider Default...............................................43
Income Tax Considerations...................................................43
   Federal Income Tax Consequences..........................................43
   Tax Exemption of the Bonds...............................................44
   Taxation of Investors....................................................44
   Additional Tax Considerations............................................48
   State and Local Tax Consequences.........................................49
Plan Of Distribution........................................................50
Use Of Proceeds.............................................................50
Rating......................................................................51
Legal Matters...............................................................51
Reports to Certificateholders...............................................51
Incorporation of Information by Reference...................................51
Additional Information......................................................52
Glossary....................................................................53
Exhibit A--Opinion of Special Counsel as to Tax Matters.....................A-1
Exhibit B--Nationally Recognized Municipal Securities Repositories..........B-1
Exhibit C--Audited Financial Statement......................................C-1

                                     SUMMARY

   This summary contains only some of the information that may be important to you. You should read the entire prospectus and related prospectus supplement for information about each series of certificates before you decide whether to invest.

SECURITIES DESIGNATION

   Certificates, comprised of P-FLOATsSM and RITESSM, will be issued in series. The certificates will evidence an undivided beneficial interest in the pool of underlying bonds for that series, the principal payments, any redemption premium and the interest payable on bonds held by the issuer for that series.

   The initial RITES holder will most likely be an affiliate of either the sponsor or the liquidity provider. However, the initial RITES holder may transfer the RITES in a private transaction to another holder.

   The RITES are not being offered through this prospectus. Information about the RITES is presented in this prospectus solely for its relevance to prospective P-FLOATs investors.

THE ISSUER

   The issuer will be a master Delaware statutory business trust established by the sponsor pursuant to a series trust agreement among the sponsor, the trustee and the co-trustee. The issuer then will issue the certificates in series. The issuer will acquire municipal bonds of one or more maturities and credits for the benefit of investors. The diversification requirement will relate to each discrete series and will not affect other series issued under the same master trust. The related prospectus supplement will specify the issuer's principal office.

   The RITES holder will be responsible for paying the fees, expenses and liabilities incurred by the issuer in connection with the Trust Agreement. The RITES holder will not be responsible for paying trustee fees, trustee advances and principal or interest paid on P-FLOATS.

THE SPONSOR

   Merrill Lynch Municipal ABS, Inc., a Delaware corporation, will act as sponsor and will deposit the bonds with the issuer. The sponsor will not be liable for any debts and obligations of, or claims against, the issuer. The sponsor will not guarantee any payments to investors and no investor will have any claim or recourse to the sponsor's assets for payment of any principal or interest on the certificates. The issuer will pay the principal of, and interest on, the certificates solely from the funds and financial assets the issuer holds, as described below.

   The sponsor may assign its right to withdraw bonds to the liquidity provider or to any person who certifies that it does not then own any P-FLOATs.

THE TRUSTEE AND TENDER AGENT AND THE CO-TRUSTEE

   The related prospectus supplement will specify the trustee and tender agent and the co-trustee for each series of certificates. The sponsor may remove the trustee and tender agent and the co-trustee with the consent of either the RITES holder or a majority of P-FLOATs investors. If there is more than one RITES holder, 100% of the RITES holders must consent to the removal. See "Material Terms of the Trust Agreement --The Trustee" on page 33 of this prospectus and "--The Co-Trustee" on page 34 of this prospectus.

THE BONDS

   The bonds underlying each series of certificates will consist of general obligation bonds and revenue bonds. General obligation bonds are bonds issued by states, municipalities and public authorities to finance their general operations. These bonds are repaid with general revenue and borrowings and may be backed by the full faith and credit, including the taxing and further borrowing power, of the municipality issuing the bonds. Revenue bonds are bonds issued by states, municipalities and public authorities to finance the cost of buying, building, or improving various projects intended to generate revenue, such as airports, healthcare facilities, housing and municipal electric, water and sewer utilities. Generally, payments on revenue bonds depend solely on the revenues generated by the projects, excise taxes or state appropriations, and are not backed by the government's taxing power. You should refer to the Official Statement of a bond for a description of the precise nature of the obligation.

   The related prospectus supplement will specify the bonds underlying each series of certificates and will contain summary information about the bonds. There is no limit on the percentage of any one bond offering that the trust may hold. This prospectus and the prospectus supplement will not contain detailed information about the bonds, any bond issuer, any bond insurer or any legal, financial or other rights or obligations in connection with the bonds. The sponsor has not investigated the financial condition or creditworthiness of any bond issuer or bond insurer. However, before the initial issuance date of certificates, the sponsor will determine whether notice of any material event affecting the bonds is on file with any NRMSIR. If a bond defaults, investors will bear the entire risk of loss.

   For additional information about the bonds, you should consult the Official Statements available from either a NRMSIR, identified on Exhibit B of this prospectus, or an appropriate state information depository. The sponsor also will provide Official Statements upon request.

DENOMINATIONS

   The issuer will issue certificates in book-entry form through the facilities of DTC. The certificates will be sold in minimum denominations of $5,000 initial principal balance and integral multiples of $5,000.

PRINCIPAL AND INTEREST DISTRIBUTIONS

   The trustee will distribute principal and/or interest to P-FLOATs holders on the business day following the date on which the trustee receives a principal or interest payment on each bond. The prospectus supplement will specify the dates on which principal and interest are payable on each bond. The bonds held by the issuer will likely pay principal and interest on many different payment dates. Accordingly, the trustee may, but is not obligated to, advance its own funds to distribute interest on P-FLOATs monthly. Any trustee advance will be based on the amount of interest accrued on the bonds, whether or not this interest is then payable by the bond issuers. See "Interest and Principal--Distribution of Interest" on page 14 of this prospectus and "--Distribution of Principal" on page 16 of this prospectus. The trustee is not responsible for delays in receipt of payments on the bonds.

   Before distributions on the P-FLOATs are made, the trustee will deduct trustee fees and trustee advances from payments received on the bonds. If the trustee elects to make an advance, it will be reimbursed the advance plus interest. This interest component will be equal to the outstanding advances multiplied by the trustee's prime rate for the number of days the advances were outstanding. The RITES holder will pay all of the interest on trustee advances. See "Material Terms of the Trust Agreement--Trustee Advances" on page 34 of this prospectus.

   Following each date on which the trustee receives a principal or interest payment on a bond, the trustee will distribute to the RITES holder its pro rata share of principal or interest on the bonds after the trustee deducts any outstanding trustee fees, trustee advances and principal or interest distributed to P-FLOATs.

   Principal will be distributed on the certificates until the outstanding principal balance of the certificates is reduced to zero.

THE REMARKETING AGENT

   Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation d/b/a Merrill Lynch & Co., will act as the P-FLOATs remarketing agent pursuant to the Trust Agreement and a remarketing agreement. The liquidity provider may remove the remarketing agent with the consent of 100% of the RITES holders or a majority of the P-FLOATs holders. See "The Remarketing Agreement" on page 40 of this prospectus.

P-FLOATS INTEREST RATE

   The remarketing agent will determine the interest rate at which interest payable on the underlying bonds will be distributed to P-FLOATs holders either daily, weekly or for term periods of up to one year. Each of these periods will constitute an interest mode. See "Interest and Principal--Period That Floating Rate is in Effect" on page 15 of this prospectus. The interest rate at which interest payable on the underlying bonds will be distributed on P-FLOATs, or floating rate, will be the minimum rate of interest that the remarketing agent determines would result in a sale of each P-FLOATs at a price equal to the outstanding principal balance of the P-FLOATs plus accrued interest under prevailing market conditions. This amount will not exceed the aggregate interest payable on the bonds minus the trustee fees. See "Interest and Principal--Method of Determining the Interest Rate" on page 15 of this prospectus. The interest rate at which interest is distributable on the P-FLOATs also may be converted to a fixed rate, as described below.

   If the floating rate for a series of P-FLOATs is determined for a term period of up to one year, then the P-FLOATs will be subject to mandatory tender on the last day of the interest rate period. Investors, however, may elect to retain the P-FLOATs at the new interest rate and for the new term designated by the remarketing agent. P-FLOATs not retained by the investor will be remarketed by the remarketing agent to a new investor or to the liquidity provider. See "Mandatory Tender of P-FLOATs" on page 18 of this prospectus.

CHANGE IN INTEREST RATE DETERMINATION

   The remarketing agent may, with the consent of the RITES holder, change the frequency for determining the floating rate for any P-FLOATs, based upon prevailing market conditions.

   If the frequency for determining the floating rate for the P-FLOATs is changed or the P-FLOATs are converted to fixed rate certificates, then the P-FLOATs will be subject to mandatory tender on the day the change is effective. Investors, however, may elect to retain the P-FLOATs at the new floating rate or fixed rate designated by the remarketing agent. P-FLOATs not retained by the investor will be remarketed by the remarketing agent to a new investor or to the liquidity provider. See "Interest and Principal--Conversion of Interest Mode" on page 16 of this prospectus.

OPTIONAL TENDER

   If the remarketing agent determines the floating rate for P-FLOATs daily or weekly, then an investor may tender those P-FLOATs to the tender agent by giving notice to the remarketing agent and the tender agent prior to the purchase date. The notice period for daily periods is one business day. The notice period for weekly periods is five business days. The remarketing agent will remarket tendered P-FLOATs to a new investor or to the liquidity provider at the purchase price, an amount equal to the outstanding principal balance of the P-FLOATs plus accrued interest at the floating rate. See "Optional Tender of P-FLOATs" on page 17 of this prospectus.

   Investors may not optionally tender P-FLOATs for which the floating rate is determined for a term period of up to one year (i.e., longer than weekly); however, those P-FLOATs are subject to mandatory tender as described below. See "Mandatory Tender of P-FLOATs" on page 18 of this prospectus.

MANDATORY TENDER

   All P-FLOATs will be subject to mandatory tender to the tender agent if any of the following events occurs:

   (1) the liquidity facility is replaced;

   (2) the interest rate mode is converted to another mode or to a fixed rate at the discretion of the remarketing agent;

   (3) a term period expires; or

   (4) any fixed rate conversion event occurs.

   If an event described above occurs, then investors may elect to retain their P-FLOATs, subject to the terms of the replacement liquidity facility, the new interest rate mode or the fixed rate. The remarketing agent will remarket P-FLOATs that have not been retained by investors, to a new investor or the liquidity provider at a purchase price equal to the outstanding principal balance of the remarketed P-FLOATs plus accrued interest. See "Mandatory Tender of P-FLOATs" on page 18 of this prospectus and "Procedures for Purchase and Remarketing" on page 25.

FIXED RATE CONVERSION EVENTS

   All P-FLOATs will be converted to fixed rate certificates if any of the following fixed rate conversion events occurs:

   (1) the liquidity facility expires, unless it is extended or replaced for some of the bonds;

   (2) an event of default occurs under the liquidity facility and the liquidity provider elects to convert to a fixed rate;

   (3) five business days elapse after at least 25% of P-FLOATs were tendered without remarketing and the liquidity provider elects to convert to a fixed rate;

   (4) some events occur that would adversely affect the tax status of the issuer and are disadvantageous to the investors, and the RITES holder elects to convert to a fixed rate; or

   (5) the trustee receives notice that the liquidity provider elects to convert the P-FLOATs to the fixed rate on a specified date because the fixed rate determined for that date would be greater than the Maximum Fixed Rate.

   Upon their conversion to fixed rate certificates, the P-FLOATs will be subject to mandatory tender at the purchase price. Investors, however, may elect to retain the fixed rate certificates. Upon a fixed rate conversion event, the remarketing agent will remarket P-FLOATs that have not been retained by investors, to a new investor or the liquidity provider, at the purchase price. The remarketing agent will remarket those P-FLOATs as fixed rate certificates. After conversion, investors will no longer have the option to tender their P-FLOATs, the P-FLOATs will no longer be subject to mandatory tender, and the liquidity facility will expire.

   The fixed rate on the converted fixed rate certificates will be equal to the weighted average for all bonds, calculated for each bond as the lesser of the maximum fixed rate and the index rate. The maximum fixed rate is the bond's coupon rate minus trustee fees. The index rate is the Municipal Market Data insured bond rate in effect on the conversion date for the term closest to the "average life" of that bond, as determined by the remarketing agent. Once the interest rate is converted to the fixed rate, the remarketing agent will no longer establish the interest rate on the receipts based on changes in market conditions or in the Municipal Market Data index. However, the fixed rate on the receipts will be re-calculated from time to time whenever principal payments are made on the bonds or bonds are withdrawn as described below. See "Fixed Rate Conversion" on page 19 of the prospectus.

MANDATORY DISPOSITION OF BONDS WITH LIQUIDITY SUPPORT

   The trustee will dispose of a bond held by the issuer if any of the following events occurs with respect to that bond:

(1) the diversification requirement is violated, as described on page 39 of this prospectus;

(2) the rating on the bond is withdrawn or downgraded such that it would cause the rating on the P-FLOATs to be withdrawn or downgraded, but remains at or above investment grade;

(3) the trustee receives notice from the liquidity provider that the liquidity facility will not be extended upon its expiration with respect to the bond; or

(4) a sale of the bond when approximately 80% of the average life of the bond expires would result in a net gain. See "The Bonds--Residual Ownership Date" on page 39 of this prospectus.

   Net gain is the amount (if any) by which the weighted average of gains and losses on the bonds in the trust including the affected bond exceeds such calculation after withdrawing the affected bond. For purposes of calculating net gain, "gain" (or loss) on a bond means, in general, the amount by which the bid-side value of the bond, as determined by the issuer, is greater than (or less than, in the case of a loss) the price at which the issuer acquired the bond. The price at which the issuer acquired the bond will be adjusted for any accrued original issue discount, any accrued market discount or any amortized premium.

   With respect to the violation of the diversification requirement as described in clause (1) above, all bonds held by the issuer will be considered affected bonds.

   If one of the events described above occurs, the trustee will direct the remarketing agent to sell the affected bond for the highest bid. The liquidity provider will be obligated to bid the bond price, an amount equal to the outstanding principal balance of the bond (which, in the case of a bond deposited with market discount or original issue discount, will equal the initial deposit price of the bond minus any principal payments on that bond previously allocated to investors) plus accrued interest at the P-FLOATs floating rate.

   The trustee will apply the proceeds received from the sale of the bond to pay, first, to the trustee, the proportionate amount of outstanding trustee fees and trustee advances, second, to P-FLOAT holders, an amount up to the bond price plus 10% of any net gain on the affected bond, and third, to the RITES holder, the balance of the proceeds. See "Mandatory Disposition of Bonds--Mandatory Disposition of Bonds with Liquidity Support" on page 20 of this prospectus.

MANDATORY DISPOSITION OF BONDS WITHOUT LIQUIDITY SUPPORT

   The trustee will dispose of a bond held by the issuer if any of the following events occurs with respect to that bond:

   (1) the bond issuer or bond insurer fails to pay any installment of principal of, or any premium or interest on, a bond;

   (2) some events of bankruptcy or insolvency of the bond issuer or the bond insurer of a bond;

   (3) the rating on any bond is downgraded to below investment grade, "BBB-" or the equivalent; or

   (4) a determination by the Internal Revenue Service or the Department of the Treasury adversely affecting the tax exempt status of a bond.

   If one of the events described above occurs, the trustee will:

   (1) if the market value of the affected bond is less than the bond price, distribute the affected bond, in whole, to investors to the extent possible based on minimum denominations; or

   (2) if the market value of the bond is greater than or equal to the bond price, or if whole bonds cannot be distributed based on minimum denominations, direct the remarketing agent to sell the bond and use the proceeds to pay, first, to the trustee, the proportionate amount of outstanding trustee fees and trustee advances, second, to P-FLOAT holders, to the extent accrued interest is received on the sale of the bond, accrued interest at the P-FLOATs floating rate, third, to the RITES holder, the remainder of any accrued interest received, fourth, pro rata to all investors, an amount up to the up to the bond price, fifth, to the P-FLOATs holders, 10% of any net gain on the affected bond, and sixth, to the RITES holder, the balance of the proceeds.

   See "Mandatory Disposition of Bonds--Mandatory Disposition of Bonds without Liquidity Support" on page 21 of this prospectus.

THE LIQUIDITY FACILITY

   Before receipts of a series are issued, the sponsor and the issuer will establish a standby purchase agreement, a liquidity letter of credit or other similar arrangement with the liquidity provider designated by the sponsor and identified in the prospectus supplement. The liquidity provider may or may not be affiliated with the sponsor. The liquidity facility for each series of receipts will expire on the date specified in the prospectus supplement, unless the liquidity provider chooses to extend its facility with respect to all or a portion of the bonds. The RITES holder may remove and replace the liquidity provider on behalf of P-FLOATs investors with the consent of the trustee.

   Under the liquidity facility, the liquidity provider will purchase P-FLOATs at the purchase price, an amount equal to the outstanding principal balance of the P-FLOATs plus accrued interest if the remarketing agent is unable to remarket to another investor any P-FLOATs that has been tendered (1) at the option of its owner or (2) pursuant to a mandatory tender event. The liquidity provider will become the holder of any P-FLOATs that it purchases. The liquidity provider will also act as the purchaser of last resort (i.e., will be obligated to bid the bond price, an amount equal to the outstanding principal balance of the bond (which, in the case of a bond deposited with market discount or original issue discount, will equal the initial deposit price of the bond minus any principal payments on that bond previously allocated to investors) plus accrued interest at the P-FLOATs floating rate), when bonds are disposed of by the trustee pursuant to a mandatory disposition of bonds with liquidity support. The liquidity facility will not be available for, and the liquidity provider will not be obligated for, the payment of principal or interest on the certificates, the payment of any net gain upon a mandatory disposition of bonds or the purchase of fixed rate certificates.

   If the liquidity facility expires and is not extended or replaced, the P-FLOATs will be converted to fixed rate certificates and be subject to mandatory tender in whole unless investors elect to retain the fixed rate certificates. If the liquidity facility is replaced, then the P-FLOATs will be subject to mandatory tender in whole five business days before the last day of the then-current liquidity facility, unless investors elect to retain the P-FLOATs under the new liquidity facility. If the liquidity facility expires and is extended for only a portion of the bonds, then the portion of P-FLOATs proportionate to the bonds for which the facility is not extended will be subject to mandatory tender in part without the right of investors to retain that portion of their P-FLOATs. See "The Liquidity Facility" on page 41 of this prospectus.

WITHDRAWAL OF BONDS

   Subject to the limitations under this heading, the sponsor may withdraw bonds held by the issuer at any time at which the liquidity provider owns P-FLOATs. To exercise this right, the sponsor must pay the trustee the following:

   (1) a proportionate amount of outstanding trustee fees and trustee advances; and

   (2) for the benefit of the P-FLOATs and RITES, a price equal to the market value of the bond withdrawn (including any interest not previously advanced by the trustee that has accrued on the bond withdrawn and that is payable to investors) and any taxes or other governmental charges that are typically withheld by the trustee.

   Upon a withdrawal of bonds, the trustee will distribute amounts it receives from the sponsor in the following order of priority, each priority being fully paid before any lower priority is paid:

   (1) to the liquidity provider, an amount equal to the outstanding principal balance of the P-FLOATs held by the liquidity provider plus accrued interest;

   (2) to all other P-FLOATs holders, pro rata, an amount equal to 10% of any net gain on the bond withdrawn; and

   (3) to the RITES holder, the balance remaining.

   The sponsor's right to withdraw bonds is subject to the following conditions:

   (1) the sponsor must notify the trustee of its irrevocable intention to withdraw a bond at least 30 days before withdrawal;

   (2) withdrawals may only occur once per month;

   (3) no more than 25% of the initial amount of bonds held by the issuer may be withdrawn in a single withdrawal;

   (4) withdrawals may only be made in the minimum principal amount of $5 million and the maximum principal amount equal to the outstanding principal balance of the P-FLOATs held by the liquidity provider;

   (5) there may be no withdrawal if the withdrawal will cause a rating agency to downgrade the rating of the P-FLOATs; and

   (6) there may be no withdrawal if the withdrawal will violate the diversification requirement.

   See "Withdrawal of Bonds" on page 23 of this prospectus.

TERMINATION OF THE TRUST AGREEMENT

   The Trust Agreement related to a series will terminate following the redemption at maturity of all of the bonds held by the issuer for that series. See "Material Terms of the Trust Agreement--Termination of the Trust Agreement" on page 37 of this prospectus.

FEDERAL INCOME TAX CONSEQUENCES

   In the opinion of Cadwalader, Wickersham & Taft, tax counsel to the sponsor, the issuer will be classified as a partnership for federal income tax purposes and will not be subject to federal income tax. Amounts distributed to investors that are attributable to payments of interest on the bonds which are excludable from federal gross income will be excludable from the federal gross income of the investors. See "Income Tax Considerations" on page 43 of this prospectus. We suggest that you consult your own tax advisor on the income tax considerations applicable to your purchase of P-FLOATs.

RATINGS

   The P-FLOATs will be rated by one or more nationally-recognized statistical rating organizations. The long-term rating of the P-FLOATs represents the likelihood of P-FLOATs receiving scheduled principal and interest at the floating rate. This rating is based upon the credit rating of the bonds or, if the bonds are insured, the bond insurer. The short-term rating of the receipts is based on the credit rating of the liquidity provider in connection with its issuance of the related liquidity facility. This credit rating will apply for only as long as the receipts benefit from the liquidity facility.

   A series of P-FLOATs will only be issued if the series is rated in one of the three highest categories by the nationally-recognized rating agency or agencies specified in the prospectus supplement. P-FLOATs ratings are not recommendations to buy, sell or hold the P-FLOATs; ratings reflect only the view of the rating agency issuing them. See "Rating" on page 51 of this prospectus and in the prospectus supplement.

   The following information will be supplemented in the prospectus supplement of any series. You must read the prospectus together with the prospectus supplement.

   The following descriptions in this prospectus of the series trust agreement address the material aspects of the certificates. However, the descriptions in this prospectus and its related documents are not complete. Additional information about the certificates is set forth in the series trust agreement. We suggest that you read the entire series trust agreement, which may be obtained from the sponsor.

                                  RISK FACTORS

   You should carefully consider the following risk factors and other information in this prospectus, as well as in the prospectus supplement, in deciding whether to invest:

   THIS PROSPECTUS MAY NOT PROVIDE ENOUGH INFORMATION ABOUT THE BONDS AND ANY BOND ISSUER AND YOU MAY NEED TO FURTHER INVESTIGATE THE PAYMENT AND CREDIT CHARACTERISTICS OF THE BONDS

   This prospectus does not provide detailed information with respect to the bonds or any bond issuer, or with respect to any rights or obligations, legal, financial or otherwise, arising under or related to the bonds. You should therefore investigate the payment and credit characteristics of the bonds before purchasing certificates.

   The sponsor will update Exhibit B through periodic reports filed under the Securities Exchange Act of 1934.

   THIS PROSPECTUS DOES NOT UPDATE THE ORIGINAL OPINION OF BOND COUNSEL AND YOU MAY NEED TO INVESTIGATE THE CONTINUING TAX EXEMPT STATUS OF THE BONDS

   When the bonds were originally issued, an opinion of bond counsel was rendered as to their tax-exempt status. The sponsor has not, and will not, update the original opinion of bond counsel. Notice of any adverse tax opinions or events affecting the tax-exempt status of the bonds may be available from a Nationally Recognized Municipal Securities Repository identified on Exhibit B to this prospectus. Prior to the initial issuance date of certificates, the sponsor will determine whether notice of any such event is on file with any such Nationally Recognized Municipal Securities Repository. However, some of the bonds may not be subject to these filing requirements.

   YOUR ABILITY TO RESELL P-FLOATS IN THE SECONDARY MARKET IS LIMITED

   There is currently no active secondary market for P-FLOATs and it is not expected that one will develop. Consequently, your ability to resell your P-FLOATs in the secondary market is limited. Even if a secondary market does develop, it may be temporary or may not foster circumstances that permit you to resell your P-FLOATs.

   YOUR RECEIPT OF INTEREST AND PRINCIPAL PAYMENTS ON P-FLOATS MAY BE DELAYED IF THERE ARE DELAYS IN PAYMENTS ON THE BONDS

   The trustee will distribute principal and/or interest to you on the business day following the date on which the trustee receives a principal or interest payment on each bond. Consequently, your receipts of interest and principal payments on your P-FLOATs may be delayed if there are delays in the trustee's receipt of payments on the bonds. The trustee may, but is not obligated to, advance its own funds to distribute interest on P-FLOATs monthly. Any trustee advance will be based on the amount of interest accrued on the bonds. The trustee may make these advances whether or not the interest accrued on the bonds is then payable by the bond issuers. The trustee is not responsible for delays in receipt of payments on the bonds.

   FIXED RATE P-FLOATS ARE NOT SUBJECT TO OPTIONAL TENDER

   P-FLOATs may be converted to fixed rate certificates. After conversion, the P-FLOATs will no longer be subject to tender at the option of their owners, and the liquidity facility will expire. If an investor elects to retain the fixed rate certificate, it will retain a long term investment for which there is currently no secondary market. The quality of the long term investment may be adversely affected by the event that caused the fixed rate conversion.

   EVENTS COULD RESULT IN THE DISPOSITION OF CERTAIN BONDS WITHOUT LIQUIDITY SUPPORT

   Events could result in the disposition of certain bonds without liquidity support. If any of these events occurs, the trustee will sell the affected bonds and use the proceeds to pay you the outstanding principal balance of the affected bonds (which, in the case of a market discount bond, will equal to the initial deposit price of the bond minus any principal payments on that bond previously allocated to investors) plus interest accrued at the P-FLOATs floating rate plus 10% of any net gain on the affected bonds. However, if the proceeds from selling the bonds would not be sufficient to pay you that amount, instead of selling the bonds, the trustee will distribute them, in whole, to you to the extent possible based on minimum denominations. The quality of the long term investment may be adversely affected by the event causing the disposition of bonds.

   A CHANGE IN THE FREQUENCY FOR DETERMINING THE FLOATING RATE FOR P-FLOATS COULD RESULT IN THE MANDATORY TENDER OF YOUR P-FLOATS

   The remarketing agent may change the frequency for determining the floating rate for the P-FLOATs. If the frequency is changed, the interest rate and the terms for optional tender may change. If you are affected by this change, you will be required to tender your P-FLOATs for purchase at a purchase price equal to the outstanding principal balance of the P-FLOATs plus accrued interest unless you elect to retain the P-FLOATs at the new floating rate.

   YOUR RIGHT TO RECEIVE THE FULL PURCHASE PRICE OF YOUR TENDERED P-FLOATS MAY BE LIMITED IF THE LIQUIDITY FACILITY IS SUSPENDED OR TERMINATED

   The purchase price of P-FLOATs tendered by investors for purchase (or subject to mandatory tender) will be payable solely from the proceeds of remarketing the tendered P-FLOATs. If the remarketing agent is unable to remarket all tendered P-FLOATs to new investors, it will remarket them to the liquidity provider, who will purchase the P-FLOATs with funds drawn under the liquidity facility described in this prospectus supplement. Under certain circumstances, the liquidity facility may be suspended or terminated without notice. In this case, your right to receive the full purchase price of your tendered P-FLOATs may be limited.

   YOUR RIGHT TO RECEIVE THE FULL PRINCIPAL OUTSTANDING BALANCE OF AFFECTED BONDS UPON A MANDATORY DISPOSITION MAY BE LIMITED IF THE LIQUIDITY FACILITY IS SUSPENDED OR TERMINATED

   Upon a mandatory disposition of bonds, the principal outstanding balance of the affected bonds plus interest accrued at the P-FLOATs floating rate will be payable from the proceeds of the sale of the bonds. In some cases when there is a mandatory disposition of a bond, the liquidity provider will be obligated to bid an amount equal to the outstanding principal balance of the bond (or, in the case of a market discount bond, an amount equal to the initial deposit price of the bond minus any principal payments on that bond previously allocated to investors) plus accrued interest at the P-FLOATs floating rate. In other cases, the liquidity facility may be suspended or terminated without notice and the liquidity provider will not be obligated to bid for the affected bond. In these cases, you may receive the affected bonds in whole. The quality of the long term investment may be adversely affected by the event that caused the disposition of bonds.

   THE RITES HOLDER IS AUTHORIZED TO PROVIDE CONSENT FOR ACTIONS THAT COULD POTENTIALLY AFFECT ALL CERTIFICATEHOLDERS EVEN THOUGH THE INTERESTS OF THE RITES HOLDER MAY NOT COINCIDE WITH YOUR RIGHTS

   In general, the RITES represent the portion of the beneficial ownership of the bonds that is not represented by the P-FLOATs. Therefore, the holder of the RITES is affected by the terms of the P-FLOATs. The interest rate on the P-FLOATs will be adjusted periodically to reflect then-current market conditions. That interest rate is inversely correlated to the interest rate paid to the RITES holder; as the rate paid to the P-FLOATs holders goes up, the rate paid to the RITES holder goes down, and vice versa. Accordingly, the RITES holder prefers that the P-FLOATs interest rate is the lowest rate available under then-current market conditions.

   Under the Series Trust Agreement, actions that could affect the level of the P-FLOATs interest rate may require the consent of the RITES holder. In particular, the RITES holder's consent is required for: (1) the replacement of the liquidity provider; (2) a change in frequency for determining the floating rate; and (3) the conversion of a P-FLOATs to a fixed rate certificate.

   In some of these circumstances, the RITES holder's interests may be different than the P-FLOATs holders' interests. For example, the interest rate on the P-FLOATs is determined on the basis of then-current market conditions, which will reflect the provider of the liquidity facility. Although a replacement liquidity facility must meet criteria set forth in the Series Trust Agreement, a particular P-FLOATs holder may prefer one liquidity provider over another. Similarly, a P-FLOATs holder may prefer to have its interest rate reset at a particular frequency or may prefer not to have its interest rate converted to a fixed rate for a specific reason that is unique to that investor.

   THE TRUSTEE IS NOT OBLIGATED TO ADVANCE ITS OWN FUNDS TO DISTRIBUTE MONTHLY INTEREST ON YOUR P-FLOATS BEFORE THE TRUSTEE RECEIVES INTEREST PAYMENTS ON THE BONDS

   The bonds held by the issuer will likely pay interest on many different payment dates. However, the trustee may advance its own funds to distribute interest to P-FLOATs holders monthly, even though interest may not then be payable on the bonds. The trustee's decision to advance its own funds for this purpose is at the sole discretion of the trustee, based on the trustee's determination that the advanced funds will be recoverable through either principal or interest payments on the bonds, liquidation proceeds, or insurance proceeds.

   IF A BANKRUPTCY COURT DETERMINES THAT THE SALE OF THE BONDS BY THE SPONSOR TO THE TRUST IS NOT A TRUE SALE, THEN YOU MIGHT EXPERIENCE DELAYS IN PAYMENT OR, POSSIBLY, LOSSES ON YOUR INVESTMENT

   The trust and sponsor intend that the transfer of bonds from the sponsor to the trust will constitute a "true sale" and that it would be respected as such if the sponsor became the subject of a case under the Bankruptcy Code. The trust has taken steps in structuring its purchases of bonds from the sponsor to increase the likelihood that each of these purchases will be deemed a true sale. In particular, the sponsor will have no recourse for credit losses. Further, the bonds will be transferred to the trust at a purchase price the trust and sponsor each believe represents the fair market value of the bonds.

   In a bankruptcy proceeding, however, the transfer may not be treated as a sale, but as the creation of a security interest in the bonds. Furthermore, a bankruptcy trustee or a creditor may attempt to cause a predecessor in interest of the bonds or the sponsor to be substantively consolidated with the sponsor or the trust, respectively. In this event, this transaction has been structured so that the trust would hold a perfected security interest in the bonds and the bond proceeds. As a secured creditor of the sponsor, the trust would be subject to various provisions of the Bankruptcy Code which affect and limit the contractual rights and remedies of secured creditors, including the ability to access collateral on a timely basis. As a result, you might experience delays in payment or, possibly, losses on your investment in the P-FLOATs.

   As a condition to the offering of P-FLOATs, the trust will receive an opinion of counsel that, subject to certain facts, assumptions and qualifications, the transfer of the bonds by the sponsor to the trust will be characterized either as a true sale or a grant of a security interest. This opinion, however, is not binding on any court.

   ALTHOUGH THE ISSUER DOES NOT OPERATE COMPUTER SYSTEMS OF ITS OWN, IT IS CURRENTLY IMPOSSIBLE TO DETERMINE WITH CERTAINTY WHETHER THE ISSUER IS VULNERABLE TO ANY FAILURE OF THIRD PARTIES TO SOLVE THEIR YEAR 2000 PROBLEMS

   The Year 2000 problem is the result of a widespread programming technique that causes computer systems to identify a date based on the last two numbers of a year, with the assumption that the first two numbers of the year are "19." As a result, the Year 2000 would be stored as "00," causing computers to incorrectly interpret the year as 1900. Left uncorrected, the Year 2000 problem may cause information technology systems and non-information technology systems to produce incorrect data or cease operating completely.

   Although the issuer does not operate any computer systems of its own, it relies on the computer systems of the bond issuers, the trustee, the co-trustee, the remarketing agent, the liquidity provider and the securities depository, all of which may indirectly rely on computer systems of other third parties. As of January 2000, there is no indication that any computer system upon which the issuer relies has failed to resolve its Year 2000 problem. Nevertheless, it is currently impossible to determine with certainty whether the issuer is vulnerable to any failure of third parties to solve their Year 2000 problems. If the Year 2000 problems were not timely resolved by these third parties, then there could be an interruption in payments due on the certificates or a delay or failure in the delivery of notices to investors.

   Please refer to the Glossary on page 53 for the definition of capitalized terms.

                                  INTRODUCTION

   The P-FLOATs offered by this prospectus relate to the pool of municipal bonds described in a given prospectus supplement. The P-FLOATs will be delivered under a Series Trust Agreement among Merrill Lynch Municipal ABS, Inc., as sponsor, the entity identified as trustee and tender agent in the prospectus supplement and the entity identified as co-trustee in the prospectus supplement. The sponsor will deposit the bonds. Merrill Lynch, Pierce, Fenner & Smith Incorporated also will serve as remarketing agent. The initial issuance date of Certificates for each series will be stated in the related prospectus supplement as the first date on which the trustee issues Certificates related to that series.

   Each Series Trust Agreement incorporates by reference the Standard Terms and Provisions. This prospectus will refer to the Series Trust Agreement, the Standard Terms and Provisions and all exhibits, appendices, schedules and amendments to both documents as the "Trust Agreement."

   The issuer will acquire the bonds for the benefit of the investors. The property held by the issuer will consist of:

   (1)  the bonds described in the prospectus supplement;

   (2) all distributions of principal, any premium or interest on the bonds received by the trustee after the initial issuance date of Certificates;

   (3)  all right, title and interest in and to the distributions; and

   (4)  any third-party insurance policies on the bonds.

   Each P-FLOATs evidences an undivided beneficial interest in the issuer, and the right to receive future payments of, principal, interest and any redemption premium on all of the bonds held by the issuer. Each P-FLOATs further evidences the right to receive the purchase price of the P-FLOATs from amounts available under the liquidity facility on any purchase date under the terms of the Trust Agreement. Purchase price is an amount equal to the outstanding principal balance of the P-FLOATs plus accrued interest at the floating rate. Each RITES evidences an undivided beneficial interest in the right to receive future payments of principal, interest and any redemption premium on the bonds.

   The trustee will distribute principal and/or interest to P-FLOATs holders on the business day following the date on which the trustee receives a principal or interest payment on each bond. While the P-FLOATs are registered in the name of a securities depository or its nominee, these payments will be made to the nominee. See "Details of the Certificates--Book Entry Only System for Certificates" on page 28 of this prospectus.

                             INTEREST AND PRINCIPAL

DESCRIPTION OF INTEREST MODES

   The P-FLOATs will distribute interest payable on the underlying bonds at the floating rate, an interest rate that is reset either daily, weekly or for term periods of up to one year, depending on the Interest Mode in effect. The P-FLOATs will be issued in the Interest Mode identified in the prospectus supplement. The P-FLOATs also will initially distribute interest at the floating rate identified in the prospectus supplement. The remarketing agent may convert the Interest Mode for any series of P-FLOATs to a daily mode, weekly mode, term mode or a fixed rate as described under "Conversion of Interest Mode" on page 16 of this prospectus. The P-FLOATs are also subject to conversion to a fixed rate if specified events occur. See "Fixed Rate Conversion" on page 19 of this prospectus. Following a conversion, the converted P-FLOATs will distribute interest at the corresponding daily rate, weekly rate, term rate or fixed rate, as described below. Any conversion of Interest Mode will result in the mandatory tender of the P-FLOATs for purchase. However, investors may elect to retain the P-FLOATs at the new floating rate or fixed rate, as applicable.

   When the P-FLOATs distribute interest at the daily or weekly rate, the trustee will compute interest on the basis of a 365-day year, or 366 days in a leap year, for actual days elapsed. When the P-FLOATs bear interest at a term or fixed rate, the trustee will compute interest on the basis of a 360-day year comprised of twelve 30-day months. The trustee will distribute interest to investors on the dates described below. Interest due on each distribution date will include interest accrued during the accrual period, the period beginning on and including the previous date interest was paid on the bonds and ending on and excluding the current date interest is paid on the bonds.

DISTRIBUTION OF INTEREST

   The trustee will distribute interest to P-FLOATs investors on the business day following the date on which the trustee receives an interest payment, in immediately available funds, on each bond. The prospectus supplement will specify the dates on which interest is payable on each bond. The bonds held by the issuer will likely pay interest on many different payment dates. Accordingly, the trustee may, but is not obligated to, advance its own funds to distribute interest on P-FLOATs monthly. Any trustee advance will be based on the amount of interest accrued on the bonds, whether or not the interest is then payable by the bond issuers. If the trustee elects to make an advance, then it will be entitled to reimbursement of the advance plus interest. This interest component will be equal to the outstanding advances multiplied by the trustee's prime rate for the number of days the advances were outstanding. Trustee advances will be reimbursed from payments received on the bonds before P-FLOATs distributions. The RITES holder will pay interest on trustee advances under a fee agreement between the trustee and the RITES holder. The trustee is not responsible for delays in receipt of payments on the bonds. See "Material Terms of the Trust Agreement--Trustee Advances" on page 34 of this prospectus.

   The trustee will distribute to the RITES holder its pro rata share of interest on the bonds, subject to the priority for distribution of interest described below, following each date on which the trustee receives an interest payment on a bond.

PRIORITY IN DISTRIBUTION OF INTEREST

   The trustee will distribute interest on the bonds in the following order of priority:

   (1)  to pay trustee fees and to reimburse the trustee for any advances;

   (2)  to distribute interest on the P-FLOATs; and

   (3)  to distribute interest on the RITES.

PERIOD THAT FLOATING RATE IS IN EFFECT

   The remarketing agent will determine the floating rate for the P-FLOATs under the procedures and standards set forth below. Each floating rate will be in effect for the entire interest period.

   The remarketing agent will determine the floating rate as follows:

   Daily Mode. On each day during which P-FLOATs are in a daily mode, they will bear interest at the daily rate for that day. The remarketing agent will determine the daily rate for any day by 10:00 a.m., New York City time. If that day is not a business day, the remarketing agent will determine the daily rate on the immediately preceding business day. The daily rate may not be more than the Maximum Floating Rate described below. See "Method of Determining Interest Rate" below.

   Weekly Mode. On each day during which P-FLOATs are in a weekly mode, they will bear interest at the weekly rate for each one-week period beginning on Thursday of each week. The remarketing agent must determine the weekly rate by 12:00 p.m., New York City time, on or before the start of the weekly mode and on or before each following Thursday. The weekly rate may not be more than the Maximum Floating Rate described below. See "Method of Determining Interest Rate" below.

   Term Mode. On each day during which P-FLOATs are in a term mode, they will bear interest at the "term rate" for that term period. The floating rate for P-FLOATs in term mode is the floating rate and interest period determined by the remarketing agent. The remarketing agent must determine the term rate by 1:30 p.m., New York City time, on the sixth business day before the start of each term period. The fixed rate may not be more than the Maximum Floating Rate described below. See "Method of Determining Interest Rate" below. The interest period in each term mode must be one year or less.

METHOD OF DETERMINING THE INTEREST RATE

   Determination of Floating Rate. The remarketing agent must establish the floating rate for each series of P-FLOATs by determining the minimum rate of interest that would result in a sale of each P-FLOATs at the purchase price under prevailing market conditions. If the remarketing agent does not determine the floating rate as required, then the floating rate will be the floating rate in effect for the preceding interest period. The remarketing agent will immediately inform the trustee of the floating rate by telephone. Unless there is an obvious error, the floating rate determined by the remarketing agent will be conclusive and binding upon the trustee, the tender agent, the liquidity provider and the investors. Notwithstanding any higher determination of the floating rate by the remarketing agent, the floating rate for any P-FLOATs for any interest period and in any Interest Mode may not exceed the Maximum Floating Rate. The Maximum Floating Rate is the weighted average coupon of the bonds minus trustee fees. The prospectus supplement specifies the initial floating rate and initial floating rate interest period.

   Determination of Fixed Rate. The fixed rate will be equal to the weighted average for all bonds calculated for each bond as the lesser of the Maximum Fixed Rate and the Index Rate. The Maximum Fixed Rate is the coupon rate for a bond minus trustee fees. The Index Rate is the Municipal Market Data insured bond rate in effect on the conversion date for the term closest to the "average life" of that bond, as determined by the remarketing agent. Once the interest rate is converted to a fixed rate, the remarketing agent will no longer establish the interest rate on the Certificates based on changes in market conditions or in the Municipal Market Data index. However, the fixed rate on the Certificates will be re-calculated from time to time whenever principal payments are made on the bonds or bonds are withdrawn as described under "Withdrawal of Bonds" on page 23 of this prospectus. See "Fixed Rate Conversion" on page 19 of this prospectus.

CONVERSION OF INTEREST MODE

   The remarketing agent, with the consent of the RITES holder, may designate a new Interest Mode to which to convert all of the P-FLOATs of a series and, in the case of a term mode, to designate the duration of the initial or any successive interest rate period. The remarketing agent may convert P-FLOATs to a new Interest Mode on (1) any business day, when the change is from daily or weekly mode, and (2) the day after the last day of the term period, when the change is from term mode. The P-FLOATs are also subject to conversion to a fixed rate if specified events occur. See "Fixed Rate Conversion--Fixed Rate Conversion Events" on page 19 of this prospectus. P-FLOATs that have been converted to fixed rate certificates may not thereafter be converted to another Interest Mode.

   The trustee must notify investors of the conversion not less than 20 days before the effective date of any conversion of Interest Mode. While the P-FLOATs are registered in the name of a securities depository or its nominee, the trustee will notify the nominee which will be responsible for providing the necessary notice to investors. See "Details of the Certificates--Book-Entry Only System for Certificates" on page 28 of this prospectus.

   P-FLOATs will be subject to mandatory tender on the Mode Change Date. Investors, however, may elect to retain the P-FLOATs in the new Interest Mode designated by the remarketing agent. If a P-FLOATs' Interest Mode is converted or a P-FLOATs is converted to a fixed rate certificate, and the P-FLOATs is not retained by the investor, then it will be remarketed by the remarketing agent to a new investor or the liquidity provider. See "Mandatory Tender of P-FLOATs" on page 18 of this prospectus.

DISTRIBUTION OF PRINCIPAL

   The trustee will distribute principal to investors on the business day following the date on which the trustee receives a principal payment, in immediately available funds, on each bond. The prospectus supplement will specify the dates principal is payable on each bond. The bonds held by the issuer will likely pay principal on many different payment dates; however, the trustee will not advance its own funds to distribute principal on the Certificates. The trustee is not responsible for delays in receipt of payments on the bonds.

   Principal will be distributed on the Certificates until the outstanding principal balance of the Certificates is reduced to zero.

                           OPTIONAL TENDER OF P-FLOATS

RIGHT OF OPTIONAL TENDER IN DAILY AND WEEKLY MODE

   If the floating rate is reset daily or weekly, then P-FLOATs investors will have the right to tender their P-FLOATs before the earliest of the following events:

   (1)  the related Trust Agreement terminates;

   (2) a mandatory tender event occurs, unless an investor retains his or her P-FLOATs; or

   (3)  a fixed rate conversion event occurs.

   While the P-FLOATs are registered in the name of the securities depository, investors may tender their P-FLOATs to the tender agent by giving the securities depository or any participant sufficient instructions to transfer beneficial ownership of the P-FLOATs to the account of the tender agent against payment for the P-FLOATs.

EXERCISE OF TENDER OPTION

   To exercise the right to optionally tender P-FLOATs, an investor must deliver an irrevocable notice of tender to the remarketing agent and the tender agent specifying:

   (1) the principal amount of that investor's P-FLOATs to be tendered, which must be in authorized denominations; and

   (2)  the date of tender, known as the Optional Purchase Date.

   The investor's tender notice may be given in writing or by telephone, promptly confirmed in writing, and given during business hours on any business day before the applicable times set forth below:

   Daily Mode. For P-FLOATs in daily mode, notice of tender must be given before 10:30 a.m., New York City time, on the Optional Purchase Date.

   Weekly Mode. For P-FLOATs in weekly mode, notice of tender must be given before 3:00 p.m., New York City time, on the business day five business days before the Optional Purchase Date.

   P-FLOATs investors in term mode or fixed rate certificates are not entitled to give notice of an optional tender or to exercise the optional tender of those P-FLOATs or fixed rate certificates.

   Each investor exercising the right to optionally tender P-FLOATs must notify its participant at the same time as it notifies the remarketing agent and the tender agent, and must act through its participant to transfer ownership of the tendered P-FLOATs to the account of the tender agent against payment for the P-FLOATs on the Optional Purchase Date, as described in "Procedures for Purchase and Remarketing--Procedures for Optional Tender when P-FLOATs Deposited with a Securities Depository" on page 26 of this prospectus. The liquidity provider will purchase any P-FLOATs appropriately tendered and not remarketed with funds drawn under the liquidity facility.

                          MANDATORY TENDER OF P-FLOATS

MANDATORY TENDER

   Each investor must tender, and will be deemed to have tendered, its P-FLOATs to the tender agent for purchase at the purchase price if a "mandatory tender event" occurs. Investors may retain their P-FLOATs, subject to the characteristics of the P-FLOATs in effect after the mandatory tender.

MANDATORY TENDER EVENTS

   P-FLOATs will be subject to mandatory tender to the tender agent on the following dates if any of the following events occurs:

-----------------------------------------------------------------------------
DESCRIPTION OF MANDATORY               RELATED MANDATORY
TENDER EVENT                           TENDER DATE
(1)   the liquidity facility is        The fifth business day before the
   replaced                               expiration of the existing
                                          liquidity facility
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
(2)   the Interest Mode is             The first business day of the new
converted to another Interest             Interest Mode or fixed rate
Mode or to a fixed rate
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
(3)   a term period expires            The first business day following the
                                          expiration of the term period
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
(4)   a fixed rate conversion          The first business day that the
   event occurs (as described             fixed rate is in effect
   below)
-----------------------------------------------------------------------------

   If an event described above occurs, then investors may retain their P-FLOATs, subject to the terms of the replacement liquidity facility, at the new Interest Mode or the fixed rate in effect after the mandatory tender date. Investors who elect to retain their P-FLOATs must notify the tender agent and the remarketing agent by facsimile transmission to their designated facsimile numbers not later than 10:00 a.m., New York City time, on the business day after the day on which the trustee gives notice that the mandatory tender occurred.

------------------------------------------------------------------------------

   P-FLOATs will not share in any profit on the bonds as the result of mandatory tender. P-FLOATs purchased on a mandatory tender date will receive only the purchase price.

PROCEDURES FOR MANDATORY TENDER

   Notice of Mandatory Tender. The remarketing agent will notify the trustee, the tender agent and the liquidity provider electronically of the mandatory tender no later than twenty days before investors will be required to tender their P-FLOATs. Concurrently with the notice described above, the remarketing agent will also provide the trustee with a form of notice to be used by the trustee for electronic delivery to the securities depository for transmission to investors. The trustee will transmit that notice to the securities depository at or before the close of business on the business day immediately following the business day on which it receives notice from the remarketing agent. The notice will be in the form required by the securities depository and will contain the following items of information:

   (1) the date the P-FLOATs will be subject to mandatory tender and the reason for the mandatory tender;

   (2) that the right to retain P-FLOATs must be exercised in compliance with securities depository procedures so that such response will be received by the securities depository not later than ten business days before the mandatory tender date;

   (3) that upon electing to retain, each retaining investor will continue to hold P-FLOATs subject to the terms of the new liquidity facility, Interest Mode or fixed rate, as the case may be; and

   (4)  if the mandatory tender is due to:

      (a) replacement of the liquidity facility, the material terms of the successor liquidity facility; or

      (b) conversion of the Interest Mode, expiration of a term period, or a fixed rate conversion event, the terms of the new Interest Mode and interest period or fixed rate.

   P-FLOATs Purchased Regardless of Delivery. Failure to deliver P-FLOATs that investors did not retain will not prevent the mandatory tender of the P-FLOATs. The P-FLOATs will be deemed tendered and purchased whether or not they are delivered to the trustee.

REMARKETING AND SOURCE OF FUNDS FOR PURCHASE

   Source of Funds. P-FLOATs subject to purchase on any mandatory tender date will be purchased at the purchase price. The remarketing agent will remarket P-FLOATs that are not retained to a new investor or to the liquidity provider. The liquidity provider will become the holder of all P-FLOATs it purchases. See "Procedures for Purchase and Remarketing" on page 25 of this prospectus.

   The remarketing agent, the trustee, the tender agent, the issuer and the sponsor will not be obligated to pay the purchase price of any P-FLOATs tendered by investors from any of their own funds or from any sources other than those described above.

                              FIXED RATE CONVERSION

FIXED RATE CONVERSION EVENTS

   The remarketing agent, with the consent of the RITES holder, may convert a series of P-FLOATs to a fixed rate on any Mode Change Date, as described under "Interest and

Principal--Conversion of Interest Mode" on page 16 of this prospectus. In addition, all P-FLOATs will be converted to fixed rate certificates if any of the following fixed rate conversion events occurs:

   (1) the liquidity facility expires, unless it is extended or replaced with respect to at least a portion of the bonds;

   (2) an event of default under the liquidity facility, and the liquidity provider elects to convert to a fixed rate;

   (3) five business days elapse after at least 25% of P-FLOATs have been tendered and not remarketed, and the liquidity provider elects to convert to a fixed rate;

   (4) some events that would adversely affect the tax status of the issuer and are disadvantageous to the investors, and the RITES holder elects to convert to a fixed rate; or

   (5) the trustee receives notice that the liquidity provider elects to convert the P-FLOATs to the fixed rate as of a specified date because the fixed rate determined as of that date would be greater than the Maximum Fixed Rate.

PROCEDURES FOR FIXED RATE CONVERSION

   Mandatory Tender and Purchase of P-FLOATs. Immediately following their conversion to fixed rate certificates, the outstanding P-FLOATs will be subject to mandatory tender at the purchase price. Investors, however, may elect to retain the fixed rate certificates. See "Mandatory Tender of P-FLOATs" on page 18 of this prospectus. Following the mandatory tender, the P-FLOATs will no longer be subject to tender at the option of their owners or mandatory tender and the liquidity facility will expire.

   Determination of Fixed Rate and P-FLOATs Ownership Percentage. The remarketing agent will determine the fixed rate on the converted fixed rate certificates on the conversion date in accordance with the procedures set forth under "Interest and Principal--Method of Determining the Interest Rate" on page 15 of this prospectus.

                         MANDATORY DISPOSITION OF BONDS

MANDATORY DISPOSITION OF BONDS WITH LIQUIDITY SUPPORT

   Disposition Events. The trustee will dispose of a bond held by the issuer if any of the following events occurs with respect to that bond:

   (1)  the diversification requirement is violated;

   (2) the rating on the bond is withdrawn or downgraded such that it would cause the rating on the P-FLOATs to be withdrawn or downgraded, but remains at or above investment grade;

   (3) the trustee receives notice from the liquidity provider that the liquidity facility will not be extended upon its expiration with respect to the bond; or

   (4) a sale of the bond when approximately 80% of the average life of the bond expires would result in a net gain.

   Net gain is the amount (if any) by which the weighted average of gains and losses on the bonds in the trust including the affected bond exceeds such calculation after withdrawing the affected bond. For purposes of calculating net gain, "gain" (or loss) on a bond means, in general, the amount by which the bid-side value of the bond, as determined by the issuer, is greater than (or less than, in the case of a loss) the price at which the issuer acquired the bond. The price at which the issuer acquired the bond will be adjusted for any accrued original issue discount, any accrued market discount or any amortized premium.

   With respect to the violation of the diversification requirement as described in clause (1) above, all bonds held by the issuer will be considered affected bonds.

   Trustee to Provide Notice. On the first business day after the trustee learns that a disposition event has occurred, the trustee will electronically notify the tender agent, the remarketing agent, the liquidity provider and the securities depository. The notice will set forth:

   (1)  a description of the mandatory disposition event;

   (2)  a description of the affected bond;

   (3)  the principal amount of the affected bond;

   (4)  the amounts to be distributed to investors as described below; and

   (5)  the bonds remaining after giving effect to the disposition.

   Sale of Bond. The trustee will direct the remarketing agent to sell the affected bond for the highest bid by soliciting bids from broker-dealers located in New York City, selected by the issuer in its absolute discretion, and any other potential purchasers that the issuer chooses to approach, including the RITES holder. The liquidity provider will be obligated to bid an amount equal to the bond price. Bond price is an amount equal to the outstanding principal balance of the bond (or, in the case of a market discount bond, an amount equal to the initial deposit price of the bond minus any principal payments on that bond previously allocated to investors) plus accrued interest at the P-FLOATs floating rate.

   Distribution to P-FLOATs Holders. The trustee will apply the proceeds received from the sale of the bond in the following order of priority, each priority being fully paid before proceeds are used to pay any lower priority and no payment being made on any priority if the proceeds have been exhausted in the payment of higher priorities:

   (1) to the trustee, the proportionate amount of outstanding trustee fees and trustee advances;

   (2) to P-FLOATs investors, pro rata, an amount up to, but not exceeding, the bond price plus 10% of any net gain on the sale of the affected bond; and

   (3)  to the RITES holder, the balance of the proceeds.

MANDATORY DISPOSITION OF BONDS WITHOUT LIQUIDITY SUPPORT

   Disposition Events. The trustee will dispose of a bond held by the issuer if any of the following events occurs with respect to that bond:

   (1) the bond issuer or bond insurer fails to pay any installment of principal of, or any premium or interest on any bond, whether by scheduled maturity, regular repayment, acceleration, demand or otherwise, and this failure continues unremedied for five days;

   (2) some events of bankruptcy or insolvency of the bond issuer or the bond insurer of a bond;

   (3) the rating on any bond is downgraded to below investment grade, "BBB-" or the equivalent; or

   (4) a determination by the Internal Revenue Service of the Department of the Treasury adversely affecting the tax exempt status of a bond.

   If one of the above-described events occurs, the trustee will:

   (1) if the market value of the affected bond is less than the bond price, distribute the affected bond, in whole, to investors to the extent possible based on minimum denominations; or

   (2) if the market value of the affected bond is greater than or equal to the bond price, or if whole bonds cannot be distributed based on minimum denominations, sell the bond and distribute the proceeds as described below under "Procedures when the Quotation of Bond Price is Sufficient."

   Trustee to Provide Notice. On the first business day after the trustee learns that a disposition event has occurred, the trustee will electronically notify the tender agent, the remarketing agent, the liquidity provider and the securities depository and specify the mandatory disposition event and a description of the affected bond. The trustee will direct the remarketing agent to obtain, by 11:00 a.m. on the following business day, a "price quote" for each affected bond as of the next following business day under the procedures described below.

   Remarketing Agent to Obtain Quotation of Bond Price. The remarketing agent will obtain the price quote, including accrued and unpaid interest, for each affected bond by soliciting bids from at least three broker-dealers located in New York City, selected by the remarketing agent in its absolute discretion, and any other potential purchasers that the remarketing agent chooses to approach, including the RITES holder. The price quote will be the highest bid received at which the remarketing agent reasonably believes the principal amount of all affected bonds can be sold.

   Procedures when Quotation of Bond Price is not Sufficient. If the price quote, including any accrued and unpaid interest, with respect to the affected bond, is less than the bond price, then, to the extent possible based on minimum denominations, on the business day following the day on which the notice required above is given, the trustee will:

   (1) transfer the affected bonds as promptly as practicable through the facilities of the securities depository to P-FLOATs investors such that each investor receives a principal amount of bonds proportionate to the amount of P-FLOATs held by that investor; and

   (2)  distribute any affected bonds remaining to the RITES holder.

   The distribution to P-FLOATs investors discussed in (1) above will be performed as nearly as may be practicable taking into account the minimum authorized denomination of the bonds.

   Procedures when the Quotation of Bond Price is Sufficient. If the price quote, including accrued and unpaid interest, with respect to the affected bond is greater than or equal to the bond price, or if the whole bond cannot be distributed based on minimum denominations, the trustee will direct the remarketing agent to use its best efforts to sell the affected bonds at the highest obtainable price under current market conditions, on the day for which the price quote is obtained. The trustee will apply the proceeds received from the sale of the affected bonds described above separately in the following order of priority:

   (1) to the trustee, the proportionate amount of outstanding trustee fees and trustee advances;

   (2) to P-FLOAT holders, to the extent accrued interest is received on the sale of the bond, accrued interest at the P-FLOATs floating rate;

   (3)  to the RITES holder, the remainder of any accrued interest received;

   (4)  pro rata to all investors, an amount up to the bond price;

   (5)  to the P-FLOATs holders, 10% of any net gain on the affected bond;
   and

   (6)  to the RITES holder, the balance of the proceeds.

   Each priority must be fully paid before proceeds are used to pay any lower priority and no payment may be made on any priority if the proceeds have been exhausted in the payment of higher priorities.

                               WITHDRAWAL OF BONDS

WITHDRAWAL REQUIREMENTS

   Subject to the limitations described below, the sponsor may withdraw bonds held by the issuer at any time at which the liquidity provider owns P-FLOATs. To exercise this right, the sponsor must pay the trustee the following:

   (1) a proportionate amount of outstanding trustee fees and trustee advances; and

   (2)  for the benefit of the P-FLOATs and RITES:

      (a) the market value of the bond withdrawn (including, any interest not previously advanced by the trustee that has accrued on the bond withdrawn and is payable to investors); and

      (b) any taxes or other governmental charges that are typically withheld by the trustee. The sponsor may not assign its right to withdraw bonds to any person other than the liquidity provider unless such person certifies that it does not then own any P-FLOATs. The sponsor's right to withdraw bonds is subject to the following conditions:

   (1) the sponsor must notify the trustee of its irrevocable intention to withdraw a bond at least 30 days before withdrawal;

   (2)      withdrawals may only occur once per month;

   (3) no more than 25% of the initial amount of bonds held by the issuer may be withdrawn in a single withdrawal;

   (4) withdrawals may only be made in the minimum principal amount of $5 million and the maximum principal amount equal to the outstanding principal balance of the P-FLOATs held by the liquidity provider;

   (5) there may be no withdrawal if it will cause a rating agency to downgrade the rating of the P-FLOATs; and

   (6) there may be no withdrawal if it will violate the diversification requirement.

PROCEDURES FOR WITHDRAWAL

   Trustee to Provide Notice. On the business day after receiving a written request from the sponsor, the trustee will electronically notify the tender agent, the remarketing agent, the liquidity provider and the securities depository that the sponsor intends to withdraw bonds. The notice will set forth:

   (1)  a description of the bonds withdrawn;

   (2)  the principal amount of bonds withdrawn;

   (3)  the amounts to be distributed to investors as described above; and

   (4)  the bonds remaining after giving effect to the withdrawal.

   Issuer to Determine Market Value and Net Gain. The issuer or its designee will determine the market value for the withdrawn bond, and gain for all the bonds, by soliciting bids from broker-dealers located in New York City, selected by the issuer in its absolute discretion, and any other potential purchasers that the issuer chooses to approach, including the RITES holder. The issuer will calculate the market value and net gain based on the highest bid at which the issuer reasonably believes the principal amount of all of the bonds can be sold.

   Net gain is the amount (if any) by which the weighted average of gains and losses on the bonds in the trust including the affected bond exceeds such calculation after withdrawing the affected bond. For purposes of clause (2) above, "gain" (or loss) on a bond means, in general, the amount by which the bid-side value of the bond, as determined by the issuer, is greater than (or less than, in the case of a loss) the price at which the issuer acquired the bond. The price at which the issuer acquired the bond will be adjusted for any accrued original issue discount, any accrued market discount or any amortized premium.

   Distribution to P-FLOATs holders. Upon a withdrawal of bonds, the trustee will distribute amounts it receives from the sponsor in the following order of priority, each priority being fully paid before any lower priority is paid:

   (1) to the liquidity provider, an amount equal to the outstanding principal balance of the P-FLOATs held by the liquidity provider plus accrued interest;

   (2)      to all other P-FLOATs holders, pro rata, 10% of any net gain; and

   (3)      to the RITES holder, the balance remaining.

   Upon receipt by the liquidity provider of the purchase price for its P-FLOATs, the liquidity provider P-FLOATs will be canceled.

                   PROCEDURES FOR PURCHASE AND REMARKETING

REMARKETING OF P-FLOATS

   Unless otherwise prohibited, the remarketing agent will remarket any P-FLOATs
(1) that is optionally tendered by an investor or (2) that is subject to mandatory tender that an investor has elected not to retain. On each business day on which the remarketing agent is notified of an optional tender and on each business day preceding a mandatory tender, the remarketing agent will remarket the tendered P-FLOATs to a new investor or the liquidity provider, at the purchase price. The remarketing agent will deliver the remarketed P-FLOATs in exchange for payment of the purchase price on the Optional Purchase Date or mandatory tender date.

FUNDS FOR PURCHASES ON PURCHASE DATES

   Source of Funds. The remarketing agent will pay the purchase price of tendered P-FLOATs on each purchase date from the following sources in the sequence indicated:

   (1) proceeds received by the tender agent from the remarketing agent from the P-FLOATs remarketing; and

   (2) money received by the tender agent from funds provided by the liquidity provider under the liquidity facility.

   Notwithstanding any other provision of the Trust Agreement, the liquidity facility and remarketing proceeds may not be used for any purpose other than to pay the purchase price of tendered P-FLOATs.

   The remarketing agent, the trustee, the tender agent, the issuer and the sponsor have no obligation to investors to pay the purchase price of P-FLOATs from any of their own funds or from any sources other than as described above.

   Funds to be Held Uninvested. The tender agent and remarketing agent will hold all moneys received from the remarketing of P-FLOATs to investors or to the liquidity provider separate from each other and from any other money in their respective possession. The tender agent and remarketing agent will not invest these funds, but will hold the funds in trust for the benefit of the purchaser until the P-FLOATs purchased is delivered to or for the account of the purchaser. Neither the sponsor nor the issuer will have any right, title or interest in or to any of such moneys.

PROCEDURES FOR OPTIONAL TENDER WHEN P-FLOATS DEPOSITED WITH THE SECURITIES
  DEPOSITORY

   When P-FLOATs are deposited with the securities depository, an investor tendering P-FLOATs must notify its participant at the same time as it notifies the remarketing agent and the tender agent. The investor must act through its participant to cause the securities depository to transfer ownership of tendered P-FLOATs to the account of the tender agent against payment on the purchase date. The tender agent will hold the tendered P-FLOATs in trust for the benefit of the tendering investor pending payment of the purchase price unless the tendered P-FLOATs are remarketed as described in the following paragraph.

   If the remarketing agent has successfully remarketed the tendered P-FLOATs, then it will arrange for the tendered P-FLOATs to be purchased from the tendering investor as follows:

   (1) if the remarketing agent is the participant through which the investor holds tendered P-FLOATs, it will remit the purchase price to the investor in immediately available funds and debit the interest of the investor in the tendered P-FLOATs on its books; and

   (2) if the remarketing agent is not the participant through which the investor holds tendered P-FLOATs, the remarketing agent will give appropriate instructions to the investor and will arrange for the purchaser of the tendered P-FLOATs to purchase the tendered P-FLOATs on the purchase date at the purchase price using the securities depository book entry system.

   If the remarketing agent has not successfully remarketed the tendered P-FLOATs to a new investor, or is prohibited from remarketing the tendered P-FLOATs, then it will notify the tender agent, the liquidity provider and the tendering investor by telephone or telecopy not later than 10:45 a.m., New York City time. The notice will instruct the investor to cause its participant to transfer the tendered P-FLOATs to the tender agent against payment using the securities depository book-entry system upon payment of the purchase price by the liquidity provider.

   The tender agent will transfer tendered P-FLOATs to the liquidity provider as provided in the Trust Agreement. The liquidity provider will pay the purchase price to the tender agent pursuant to the terms of the liquidity facility in immediately available funds by 2:00 p.m., New York City time, and the tender agent will forward the purchase price through the securities depository to each participant of a tendering investor in immediately available funds by 4:30 p.m., New York City time. The securities depository will deliver the P-FLOATs against payment of the purchase price by book-entry transfer on the purchase date to the account of the participant of the liquidity provider without any action on the part of, or on behalf of, the tendering investors. If the liquidity provider holds P-FLOATs, the trustee will pay to the liquidity provider any principal and/or interest that is payable to any other P-FLOATs investor. Upon a remarketing of liquidity provider P-FLOATs, the liquidity provider or the tender agent, as applicable, will transfer the remarketed P-FLOATs to or for the benefit of the purchaser of the P-FLOATs in accordance with the securities depository procedures. However, the transfer will only occur upon reimbursement to the liquidity provider of the purchase price with respect to the remarketed P-FLOATs.

INVESTORS TO COMPLY WITH TENDER AND ELECTION PROCEDURES

   In consideration of the liquidity provider and the trustee and tender agent entering into the liquidity facility, each investor agrees to comply with the requirements established in the Trust Agreement for the tender of P-FLOATs and the election to retain P-FLOATs. An investor may only tender P-FLOATs to the tender agent and only as provided in the Trust Agreement. Any tender of P-FLOATs or election to retain not made in substantial compliance with the terms of the Trust Agreement will be invalid and will be rejected; however, the tender agent may waive any defect, irregularity or informality in any notice of tender or election to retain with the consent of the liquidity provider. The determination by the tender agent as to whether a tender of P-FLOATs or election to retain is made under the terms of the Trust Agreement will be binding upon investors, the liquidity provider, the remarketing agent and the trustee. If a tender of P-FLOATs to the tender agent is rejected under this paragraph, then the tender agent will notify the investor electronically of the rejection, and the P-FLOATs will be:

   (1) transferred by the securities depository to the participant of that investor; or

   (2)  if the Certificates are not deposited with a securities depository:

      (a) held for delivery to that investor at the principal office of the tender agent; or

      (b) sent by registered mail to that investor at the investor's request, risk and expense.

   If an investor elects not to retain any P-FLOATs, then the P-FLOATs not retained will be subject to purchase on the mandatory tender date.

                           DETAILS OF THE CERTIFICATES

VOTING ON BONDS

   If any action or consent including any action or consent to enforce rights or remedies upon default, requires the vote of the owners of any bonds, the trustee will deliver to each investor its proxies for the vote. The trustee will deliver the proxies within three business days of being informed of any action or consent. The proxies will be returnable to the trustee. Investors will vote solely by proxy, weighted by the principal balance of the Certificates held by each investor. If the action or consent will result in a decision to retain bonds that otherwise would be redeemed or tendered or a decision to accept or reject a tender at or above both market and par value for cash of the bonds, no proxies will be delivered and the trustee will vote in favor of the redemption or tender for cash of the bonds.

   The trustee will not take any action as the nominal holder or owner of any of the bonds, either alone or as part of a group of holders or owners of bonds, except under the affirmative direction of a majority of investors after notifying investors of the action. The trustee will not be liable for any failure to act resulting from the late return of, or failure to return, any proxy sent by the trustee to investors.

PRO RATA DISTRIBUTION

   Except when this prospectus or other relevant documents require or permit other means, whenever an amount is to be distributed to investors of P-FLOATs or RITES, that amount will be distributed to each investor pro rata, based on the principal balance of each investor's P-FLOATs or RITES, compared to the aggregate outstanding amount of all P-FLOATs or RITES.

BOOK-ENTRY ONLY SYSTEM FOR CERTIFICATES

   Description of Securities Depository. DTC will act as securities depository for the P-FLOATs. Fully-registered P-FLOATs certificates will be issued in the name of Cede & Co., as the nominee of DTC. One fully-registered certificate will be issued for the aggregate amount of P-FLOATs of each series and will be deposited with DTC.

   DTC is a limited-purpose trust company organized under, and a "banking organization" within the meaning of, the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. A number of direct participants of DTC and the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. own DTC. Access to the DTC system is also available to others known as indirect participants. Indirect participants include securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct participant, either directly or indirectly. The Rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

   Purchases of Certificates under the DTC system must be made by or through participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual purchaser of each Certificate, or investor, is recorded on the direct participants' and indirect participants' records. Investors will not receive written confirmation from DTC of their purchase, but investors are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect participant through which the investor entered into the transaction. Transfers of ownership interests in the Certificates will be entered on the books of participants acting on behalf of investors. Investors will only receive certificates representing their ownership interests in Certificates if the trustee discontinues the book-entry system for the Certificates.

   To facilitate subsequent transfers, DTC registers all Certificates deposited by participants in the name of DTC's partnership nominee, Cede & Co. The deposit of Certificates with DTC and their registration in the name of Cede & Co. effect no change in ownership. DTC has no knowledge of the actual investors; DTC's records reflect only the identity of the participants to whose accounts such Certificates are credited and which may or may not be the investors. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their clients.

   As long as the Certificates are registered in the name of DTC or its nominee, Cede & Co., the trustee will recognize only DTC or its nominee, Cede & Co., as the registered owner of the Certificates for all purposes, including payments, notices and voting. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect DTC participants and by direct participants and indirect DTC participants to investors will be governed by arrangements among DTC, direct participants, indirect participants and investors, subject to any statutory and regulatory requirements as may be in effect from time to time.

   Neither DTC nor Cede & Co. will consent or vote with respect to Certificates. Under its usual procedure, DTC mails an Omnibus Proxy to the trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the Certificates are credited on the record date. The accounts are identified in a listing attached to the Omnibus Proxy.

   The trustee will distribute principal and interest payments on the bonds to DTC. DTC's practice is to credit direct participants' accounts on payable date based on their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by direct participants to investors is governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each direct participant and not of DTC or the trustee, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to investors will be the responsibility of the direct and indirect DTC participants.

   Neither the sponsor, the issuer, the trustee, the co-trustee, the tender agent, the remarketing agent nor any of their respective affiliates will have any responsibility or obligation for:

   (1) the accuracy of DTC records or participant of any investment in the Certificates;

   (2) the delivery to any participant, any investor or any other person, other than DTC, of any notice with respect to the Certificates;

   (3) the payment to any participant, any investor or any other person, other than DTC, of any amount with respect to the Certificates; or

   (4)  the failure of DTC to effect any transfer.

   As long as the Certificates are not issued in certificated form as described below under "Discontinuation of Book-Entry Only System for Certificates," the trustee may treat DTC as, and deem DTC to be, the absolute owner of the P-FLOATs for all purposes including, without limitation:

   (1) paying distributions to investors;

   (2) giving notices of redemption, tender and other matters with respect to the Certificates;

   (3) registering transfers with respect to the Certificates; or

   (4) selecting P-FLOATs for redemption or tender.

   One or more fully-registered RITES for each series, each in an authorized denomination, will be registered in the name of the investor in the RITES or its nominee, and DTC will maintain ownership of the RITES.

   Discontinuation of Book-Entry Only System for Certificates. If at any time DTC notifies the trustee that it is unwilling or unable to continue as securities depository with respect to Certificates, or if at any time DTC is no longer registered or in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulations and a successor securities depository is not appointed by the trustee within 90 days after the trustee is notified or becomes aware of such condition, as the case may be, or if the sponsor determines that it is in the best interest of investors that they be able to obtain P-FLOATs in certificated form, then the trustee will execute and deliver certificates representing the P-FLOATs in exchange for the certificates held by DTC. The new certificates will be registered in investors' names and in authorized denominations as DTC will instruct the trustee under instructions from the direct participants or otherwise. The trustee will deliver the new certificates representing the P-FLOATs to the investors to whom the Certificates are registered.

   Information about DTC. The information concerning DTC and DTC's book-entry system has been obtained from DTC. The sponsor, the trustee, the tender agent or the remarketing agent do not guarantee the accuracy or completeness of the information concerning DTC. The sponsor, the trustee, the tender agent and the remarketing agent make no assurances that DTC, direct participants, indirect participants or other nominees of investors will act in accordance with the procedures described above or in a timely manner.

REGISTRATION, TRANSFER AND PAYMENTS

   Registration. If the book-entry system for the Certificates is discontinued, then ownership of the Certificates (and any Certificates delivered upon a registration of transfer or exchange described below) will be registered in the certificate register to be kept by the trustee at its principal corporate trust office in New York, New York. The trustee, the sponsor, the issuer, the tender agent, the remarketing agent and the liquidity provider and any of their agents, will be entitled to treat the person or other entity in whose name any certificate is registered, including, without limitation, any securities depository or its nominee, as the owners for all purposes described in this prospectus and in the Trust Agreement.

   Transfers. If the book-entry system for the Certificates is discontinued, then the transfer of any Certificate may be registered only upon the books kept for the registration and registration of transfer of Certificates upon surrender of the Certificates to the trustee together with an assignment duly executed by the registered owner or the owner's attorney or legal representative in a form that is satisfactory to the trustee. Upon any registration of transfer, the trustee will execute and deliver a new registered Certificate or Certificates in exchange for the transferred Certificate. The new Certificate or Certificates will be registered in the name of the transferee, of any denomination or denominations authorized by the Trust Agreement in the aggregate principal amount equal to the principal amount of the Certificate surrendered or exchanged.

   There will be no service charge for any registration, transfer or exchange of a Certificate, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   Payments. During any period in which the Certificates are held in the name of any securities depository or its nominee, the trustee will distribute interest on the bonds (other than at maturity) to the securities depository under the securities depository's procedures for distribution to investors. If the Certificates are not held by a securities depository, the trustee will distribute interest by check to the person or other entity in whose name each Certificate is registered at the close of business on the relevant record date. The trustee will distribute interest by wire transfer of immediately available funds as follows:

   (1) to any investor of not less than $1,000,000 in aggregate principal amount of Certificates, at its option, according to wire instructions given to the trustee in writing for such purpose, and

   (2)  to the liquidity provider, if it holds P-FLOATs.

   If any interest payment on a bond is payable, but is not punctually paid or provided for with respect to that bond's scheduled interest payment date, then the trustee will distribute that interest payment to current investors when the trustee receives that interest payment. See "Interest and Principal--Distribution of Interest" on page 14 of this prospectus.

PRIOR ACCRUED BOND INTEREST

   The trustee is likely to receive interest that accrued on each bond before the initial issuance date of certificates on the first date after the initial issuance date of certificates on which interest is scheduled to be paid on that bond. The trustee will pay this "prior accrued interest" to the person or other entity and in the amounts indicated in the prospectus supplement, in accordance with the procedures defined in the Trust Agreement.

   The prospectus supplement specifies the CUSIP numbers for the Certificates.

DESIGNATED OFFICE OF THE TRUSTEE

   The prospectus supplement specifies the designated office of the trustee for all actions with respect to the Certificates.

                REDEMPTION UPON REDEMPTION OF UNDERLYING BONDS

REDEMPTION OF CERTIFICATES

   The Certificates of each series are redeemable, in whole or in part, at any time from proceeds of the redemption of any related bonds received by the trustee. The trustee will distribute the redemption proceeds to investors on the Bond Redemption Date. The Bond Redemption Date is the business day following the day on which the proceeds are payable on the bonds in accordance with their terms and available, in immediately available funds, to the trustee. The trustee will apply any moneys received as proceeds of a redemption in whole or in part of the bonds to the redemption of P-FLOATs and RITES as follows:

   (1) any payment of accrued interest on the redeemed bonds to the date of redemption will be applied:

      (a) first, to the payment of any accrued and outstanding trustee fees and unreimbursed trustee advances allocable to the Certificates,

      (b) second, to the payment of any accrued and unpaid interest to the Bond Redemption Date due on the P-FLOATs at the applicable floating rate, and

      (c)  third, to the RITES holders, the balance of the accrued interest;

   (2) the principal of the redeemed bonds will be applied pro rata to the payment of principal on the P-FLOATs and RITES; and

   (3)  any redemption premium paid on the bonds will be distributed

      (a) first, pro rata to P-FLOATs investors, in an amount equal to 10% of the redemption premium, and

      (b)  second, to the RITES holder, the remaining redemption premium.

   The trustee expects to distribute to investors all redemption proceeds on the business day following the Bond Redemption Date. If the trustee has not received the expected amounts in immediately available funds on the Bond Redemption Date, the trustee may delay distribution to investors until the business day on which the trustee holds immediately available funds.

NOTICE OF REDEMPTION

   If any Certificates are deposited with a securities depository, then notice of any redemption of bonds will be given in accordance with the securities depository's applicable procedures. If the Certificates are not deposited with a securities depository, the trustee will mail, postage prepaid, notice of redemption, to all investors to be redeemed in whole or in part at least 30 days before the date fixed for redemption. If notice of redemption of the bonds is received by the trustee less than 30 days before the date fixed for redemption of the bonds, the trustee will mail the notice of redemption on the business day following receipt by the trustee of such notice of redemption of the bonds, but in no case more than 60 days before a redemption date.

EFFECT OF CALL FOR REDEMPTION

   If at any time the trustee holds sufficient funds to pay the redemption price of all Certificates of a series and any accrued interest on those Certificates, then the Certificates will be redeemed and will be considered no longer outstanding. These Certificates will cease to be entitled to any rights under the Trust Agreement, other than rights to receive payment of the redemption price and accrued interest to the Bond Redemption Date, and to be given notice of redemption in the manner provided in the Trust Agreement.

                      MATERIAL TERMS OF THE TRUST AGREEMENT

   The material terms of the Trust Agreement are set forth below.

PURPOSES AND POWERS

   The issuer has been formed as a Delaware statutory business trust in accordance with the laws of the State of Delaware pursuant to the Trust Agreement. The purpose of the issuer is to engage solely in the following activities:

   (1) purchasing, owning, holding and selling, whether itself or through agents, the assets of the issuer;

   (2)  issuing and selling Certificates as provided in the Trust Agreement;
   and

   (3) other activities as may be required by the express terms of the Trust Agreement in connection with the conservation and administration of the assets of the issuer and distributions to investors.

   The issuer will engage only in the activities listed above.

NO ADDITIONAL LIABILITIES OR INDEBTEDNESS

   The issuer will not, and the parties to the Trust Agreement and investors will not cause the issuer to, incur, assume or guarantee any liability or indebtedness except according to the express terms of the Trust Agreement.

THE TRUSTEE

   The bonds relating to a particular series will be held by the trustee identified in the prospectus supplement for that series, on behalf of the issuer for the benefit of investors of that series pursuant to the Trust Agreement. The trustee will establish a separate trust account for the bonds and Certificates of each series. The trustee will be entitled to receive a fee on each interest payment date for all services it rendered under the Trust Agreement for the preceding accrual period. The trustee fee will be an annualized rate equal to a percentage of the average daily balance of Certificates during the accrual period and will be deducted from proceeds received on the bonds prior to distribution to investors.

   The trust accounts established for the Certificates will be separate from the general assets of the trustee and will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it, except to secure the reimbursement of trustee advances. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any of the assets of the trust accounts to any person except as otherwise permitted by the Trust Agreement.

   The Trust Agreement provides that the trustee must keep at its designated office in New York City a receipt register in which, subject to the reasonable regulations as it may prescribe, the trustee will provide for the registration of Certificates and for the registration of transfers or exchanges of Certificates.

   The Trust Agreement requires the trustee to maintain a fidelity bond for the protection of investors in customary amounts against losses resulting from the trust arrangement due to dishonest or fraudulent action by its employees.

THE CO-TRUSTEE

   One or more co-trustees may be appointed under the Trust Agreement for the limited purposes of executing and delivering documents, and maintaining all records necessary to form and maintain the existence of the issuer under Delaware law. The co-trustee will have no power or authority to assign, transfer, pledge or otherwise dispose of any of the assets of the Trust to any person except as otherwise permitted by the Trust Agreement.

   The co-trustee may at any time resign as co-trustee and the sponsor may remove the co-trustee at any time by giving written notice to the trustee, the remarketing agent and the liquidity provider. The co-trustee's resignation or removal will take effect upon the appointment by the sponsor, with the consent of the RITES holder, of a successor co-trustee meeting the qualifications of, and agreeing to comply with, the terms and conditions of the Trust Agreement, including that such successor shall be Delaware entity or person.

TRUSTEE ADVANCES

   The trustee may, but is not obligated to, advance to investors on each interest payment date an amount up to interest accrued on the P-FLOATs for the prior accrual period. The trustee's decision to advance its own funds for this purpose is at the sole discretion of the trustee, based on the trustee's determination that the advanced funds will be recoverable through either principal or interest payments on the bonds, liquidation proceeds, or insurance proceeds. No decision to advance funds will impose any obligation to advance any further amount. Whenever the trustee does not advance funds, the trustee will notify the tender agent, the remarketing agent and the liquidity provider by 12:00 noon, New York City time, on the business day before the date interest would otherwise be distributed.

   If the trustee elects not to advance funds for any reason, the trustee will distribute interest on the first business day following each date on which the trustee receives an interest payment in immediately available funds on each bond. Interest distributable on the Certificates will continue to accrue for each accrual period and there will not be any additional interest payable due to the absence of an advance. Advances will be reimbursed from interest received on the bonds and as otherwise provided upon the withdrawal, sale or redemption of bonds.

   By purchasing Certificates, the investors will grant to the trustee a perfected first priority security interest in the bonds of the related series and any payments on those bonds as security for any unreimbursed advances owed to the trustee. This lien will apply to all bonds of the related series regardless of the bond with respect to which a given advance was made.

   By purchasing any Certificate, each investor will be deemed to:

   (1) authorize the trustee to deduct from interest payments on the bonds, trustee fees and any unreimbursed advances;

   (2) acknowledge that the bonds and any payments thereon are subject to a perfected first priority security interest granted to the trustee as security for any unreimbursed advances; and

   (3) thereby reaffirm and ratify the granting of that perfected first priority security interest.

   The trustee will be entitled to receive interest on advances equal to the outstanding advances multiplied by the trustee's prime rate for the number of days the advances are outstanding. The RITES holder will be responsible for paying any interest accrued on trustee advances pursuant to a fee agreement between the trustee and the RITES holder.

LIMITED LIABILITY

   The trustee, the co-trustee and the tender agent will only be responsible for performing the duties specifically set forth in the Trust Agreement. No party should read any implied covenants, duties or obligations whether of a fiduciary nature or otherwise, into the Trust Agreement or implied in law against the trustee, the co-trustee or the tender agent.

   The trustee, the co-trustee and the tender agent will incur no liability to any investor if, by reason of any provision of any present or future law or regulation thereunder of any governmental authority or by reason of any natural disaster or war or other circumstance beyond its control, the trustee, the co-trustee or the tender agent is prevented from doing or performing any act or thing which the terms of the Trust Agreement provide should be done or performed.

   The trustee, the co-trustee and the tender agent will only be charged with knowledge of any event or condition if an officer assigned to the department administering the Trust Agreement has actual knowledge of the event or condition.

   The trustee, the co-trustee and the tender agent assume no obligation and will not be liable to investors for the performance of their respective duties, other than by reason of willful misconduct, bad faith or negligence. Neither the trustee, the co-trustee nor the tender agent is under any obligation to take any action which may create any expense or liability, unless the recovery or payment of the expense or liability is assured to it within a reasonable time. The trustee, the co-trustee and the tender agent may own and deal in bonds, in obligations of the same issue and maturity as the bonds and in the Certificates, as though they were not the trustee, the co-trustee or the tender agent under the Trust Agreement.

RESIGNATION AND REPLACEMENT OF TRUSTEE

   The trustee and tender agent may at any time resign as trustee and tender agent by giving written notice of its election to do so to the sponsor, the remarketing agent and the liquidity provider. The resignation will take effect upon the appointment by the sponsor with the consent of the RITES holder, of a successor trustee and tender agent subject to, and agreeing to comply with, the terms and conditions of the Trust Agreement.

   The sponsor may remove the trustee and tender agent by giving written notice to the remarketing agent and the liquidity provider. Replacement of the trustee and tender agent will take effect upon the sponsor's appointment, with the consent of the RITES holder, of a successor trustee and tender agent subject to, and agreeing to comply with, the terms and conditions of the Trust Agreement. If at any time the trustee and tender agent becomes incapable of acting or is adjudged bankrupt or insolvent, or a receiver of the trustee and tender agent or of its property is appointed, or any public officer takes charge or control of the trustee and tender agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then any investor may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the trustee and tender agent and the appointment of a successor trustee and tender agent.

   If at any time the trustee and tender agent notifies the sponsor that it will resign as trustee and tender agent or the sponsor elects to remove the trustee and tender agent, then the sponsor will, with the consent of the RITES holder, appoint a successor trustee and tender agent within 45 days after receiving notice of the resignation or removal. The successor trustee and tender agent will be a commercial bank with trust powers or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000 or whose obligations are guaranteed by a person or other entity whose capital and surplus or net worth is at least that amount. If no successor trustee and tender agent is appointed within the 45-day period, then the trustee and tender agent may petition any court of competent jurisdiction to appoint a successor trustee and tender agent. If the tender agent resigns or is removed, then the tender agent will pay over, assign and deliver any money and P-FLOATs held by it in its capacity as tender agent to its successor.

AMENDMENTS TO THE TRUST AGREEMENT

   The sponsor, the trustee and the tender agent may amend the Trust Agreement at any time by agreement among the parties for the purpose of:

   (1) obtaining or maintaining any rating on the P-FLOATs and/or the RITES by any nationally recognized securities rating agency;

   (2)  providing for a qualified securities depository to replace DTC; or

   (3) curing any formal defect, omission or inconsistency or for any other purpose and in any respect which they may deem necessary or desirable, with the consent of the RITES holder but without the consent of any of the P-FLOATs investors, if:

      (a) the trustee determines that the proposed amendment will not adversely affect the interests of any P-FLOATs investors; and

      (b) the trustee receives an opinion of appropriate special tax and securities counsel to the effect that the proposed amendment will not result in the withdrawal of, or modification of the conclusions of, any opinion previously delivered regarding tax and securities law treatment of the Certificates.

   The sponsor, the trustee and the tender agent may also amend the Trust Agreement at any time and from time to time, with the consent of a majority of the P-FLOATs investors and the consent of the RITES holder, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of, the Trust Agreement or modifying in any manner the rights of such holders. The trustee must also receive an opinion of appropriate special tax and securities counsel to the effect that the proposed amendment will not result in the withdrawal of, or modification of the conclusions of, any opinion previously delivered regarding tax and securities law treatment of the Certificates. No amendment may change the stated maturity or reduce the principal or interest payable on any Certificate or reduce the principal amount of the Certificates required to consent to any amendment without the consent of each investor affected.

   No amendment will become effective unless the liquidity provider has consented to the amendment. This consent may not be unreasonably withheld. Promptly following the execution of any amendment, the trustee will furnish written notice of the substance of the amendment to each investor of the affected series.

TERMINATION OF THE TRUST AGREEMENT

   The Trust Agreement related to a series, will terminate if any of the following events occurs:

   (1) distribution of all of the bonds (or the proceeds thereof) upon the occurrence of a mandatory disposition event; or

   (2)  redemption at maturity of all of the bonds held by the issuer.

   However, the discharge of any indenture or other document related to any of the bonds will not result in a termination of the Trust Agreement. Further, the Trust Agreement will remain in effect until the date upon which the bonds or the proceeds thereof have been distributed to investors in accordance with the provisions of the Trust Agreement.

DEFAULT ON BONDS

   If the trustee receives notice of any default, other than a payment default which constitutes a mandatory disposition event, on a bond from the bond issuer's trustee or other applicable fiduciary, then the trustee will promptly notify the tender agent, the remarketing agent, the liquidity provider and the investors. The trustee also will notify these parties if an officer of the trustee assigned to the department administering the Trust Agreement has actual knowledge of any such default on a bond. The trustee's notice will specify:

   (1)  the name and other relevant designation of the issuer and the bond;

   (2)  the date and nature of the default; and

   (3) any other information which the trustee deems appropriate, including a copy of any notice or description of bondholder rights and remedies received by the trustee.

   If the bond documents for that bond provide a remedy or otherwise permit action with respect to such default upon the direction or consent of the bondholders, the trustee will exercise the rights of a bondholder at the direction of a majority of investors. See "Details of the Certificates--Voting on Bonds" on page 27 of this prospectus.

                                  MISCELLANEOUS

FEES AND EXPENSES

   The RITES holder will be responsible for paying to the remarketing agent and liquidity provider reasonable compensation and reimbursement for such expenses as may be set forth in a written instrument executed by the RITES holder, remarketing agent and liquidity provider, respectively. The RITES holder will also be responsible for reimbursing the trustee for interest accrued on any advances. The trustee, remarketing agent and liquidity provider will each look solely to the RITES holder for any payments, reimbursements or indemnifications and will waive any and all rights, claims, recourse and liens against the issuer for the payment of such amounts.

INFORMATION FOR INVESTORS

   The trustee will maintain an investor list upon which any investor may enter its name and address upon proof satisfactory to the trustee of its status as an investor. The trustee will furnish by first class mail, postage prepaid, to investors registered on its list notice of occurrences, including:

   (1)  any amendment of, or supplement to, the Trust Agreement;

   (2) any resignation and removal of the trustee, tender agent or remarketing agent and the appointment of a successor trustee, tender agent or remarketing agent;

   (3)  any redemption of Certificates;

   (4)  any fixed rate conversion event;

   (5)  a mandatory tender event;

   (6)  any mandatory disposition event;

   (7) the Certificates no longer being registered solely in the name of DTC or its nominee;

   (8)  any withdrawal of bonds or redemption of bonds; or

   (9) the expiration or the extension of the liquidity facility under the Trust Agreement.

   The trustee will also forward to investors copies of all communications from the bond issuer to holders of the bonds.

INVESTORS NOT LIABLE FOR CLAIMS AGAINST ISSUER

   Investors, as beneficiaries of the trust established under the law of the State of Delaware, are not responsible for any debt, obligation, or liability of, or claim against, the issuer. The sponsor has agreed to pay on behalf of the issuer any penalties and interest on any penalties imposed on the issuer in the event the election under Section 761(a) of the Internal Revenue Code of 1986 for the issuer to be excluded from the application of Subchapter K of the Code is not effective. The sponsor shall also be liable for trustee fees and other expenses of the issuer to the extent not paid out of the RITES share of bond interest.

                                    THE BONDS

INFORMATION ABOUT THE BONDS

   The issuer will acquire the bonds identified in the prospectus supplement simultaneously with the sale of the Certificates on the initial issuance date of certificates. The trustee will accept the bonds delivered to the issuer for the benefit of the investors. The trustee, on behalf of the issuer, will hold all bonds delivered to it in trust and will not take any action, or consent to any action, which would result in the placement of any lien on the bonds. The trustee lacks the authority to transfer, assign, hypothecate, pledge or otherwise dispose of any of the bonds except as provided in the Trust Agreement or as required by law.

   Neither this prospectus nor the related prospectus supplement will contain detailed information about the bonds, any bond issuer or any bond insurer or any rights or obligations, legal, financial or otherwise, in connection with the bonds. The sponsor has not investigated the financial condition or creditworthiness of any bond issuer or bond insurer. However, before the initial issuance date of certificates, the sponsor will determine whether notice of any material event affecting the bonds is on file with any NRMSIR. If a bond defaults, investors will bear the entire risk of loss. An investor should read the same information about the bond issuer as it would if it were investing directly in the bonds.

RESIDUAL OWNERSHIP DATE

   The Residual Ownership Date for a bond specified in the related prospectus supplement is calculated as occurring approximately when 80% of the "average life," beginning on the initial issuance date of the Certificates, of that bond has lapsed. The determination of "average life" will take into account sinking funds for discount bonds and any early call date for premium bonds. For example, the determination of average life will take into account the premium call date for bonds with large premiums and the par call date for bonds with small or no premiums.

   The P-FLOATs will be subject to mandatory disposition with liquidity support with respect to each bond on the Residual Ownership Date of that bond only if the sale of the bond on that date would result in net gain. If the sale of the bond on the Residual Ownership Date will not result in net gain, the P-FLOATs will not subject to mandatory disposition with respect to that bond and the bond will remain in the trust. See "Mandatory Disposition of Bonds--Mandatory Disposition of Bonds with Liquidity Support" on page 20 of this prospectus.

DIVERSIFICATION REQUIREMENT

   The sponsor will select the bonds to be acquired by the issuer before the initial issuance date of the Certificates. At no time may any individual bond or group of bonds issued by a single bond issuer or two or more affiliated bond issuers comprise 10% or more of the bonds held by the issuer. This restriction is known as the diversification requirement.

   If the diversification requirement is violated, then the Certificates will be subject to mandatory disposition and the trustee will direct the remarketing agent to sell all of the bonds for the highest bid. The liquidity provider will be obligated to bid the bond price for the bonds. If the Certificates are not delivered upon violation of the diversification requirement, this will not prevent the mandatory disposition of the bonds and the Certificates will be deemed canceled whether or not delivered to the trustee. The diversification requirement will not apply to bond insurers. If at any time 10% or more of the bonds are insured by a single insurer, the issuer will include material information about that insurer in the periodic reports that it is required to file with the SEC. See "Mandatory Disposition of Bonds--Mandatory Disposition of Bonds with Liquidity Support" on page 20 of this prospectus.

                                   THE SPONSOR

   The sponsor is an indirect wholly-owned limited purpose subsidiary of Merrill Lynch Group, Inc., which is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated d/b/a Merrill Lynch & Co., the remarketing agent, is also a wholly-owned subsidiary of Merrill Lynch & Co., Inc. The sponsor was incorporated in the State of Delaware on December 23, 1992. The sponsor was organized for the principal purpose of acting as the sponsor of trusts formed to issue certificates such as the P-FLOATs. The principal executive office of the sponsor is located at World Financial Center, North Tower, New York, New York 10281-1323, and its telephone number is (212) 449-0670.

                            THE REMARKETING AGREEMENT

   Under the remarketing agreement, the sponsor has appointed Merrill Lynch, Pierce, Fenner & Smith Incorporated as the remarketing agent in connection with the remarketing of tendered P-FLOATs. The remarketing agent is obligated to use its best efforts to remarket tendered P-FLOATs, subject to some conditions, for which the RITES holder will pay a fee based upon the principal amount of P-FLOATs outstanding from time to time. The remarketing agent has also agreed to perform all of the functions of "rate-setting agent" under the Trust Agreement.

   When an investor notifies the tender agent and the remarketing agent of the investor's optional tender of P-FLOATs, the remarketing agent is required to offer for sale and use its best efforts to market the tendered P-FLOATs at the purchase price. If a fixed rate conversion event occurs, then the remarketing agent will no longer be required to remarket P-FLOATs and will cease efforts to do so.

   Under the remarketing agreement, the remarketing agent has agreed to do each of the following:

   (1) receive and hold any P-FLOATs or moneys delivered to it in connection with the sale and purchase of P-FLOATs in trust for the benefit of the person who delivered the moneys or P-FLOATs, and not commingle the money or P-FLOATs with other funds or securities of the remarketing agent;

   (2) keep books and records consistent with prudent industry practice and make its books and records available for inspection by the tender agent at all reasonable times; and

   (3) perform its duties and comply with the provisions of the remarketing agreement.

   Under the remarketing agreement, the remarketing agent is not liable for any act or omission except as a result of the remarketing agent's gross negligence or willful misconduct. The remarketing agent may at any time resign and be discharged of the duties and obligations created by the remarketing agreement by giving at least 60 days' notice to the liquidity provider and the trustee. When the trustee receives notice of resignation from the remarketing agent, the trustee will notify investors. The sponsor may remove the remarketing agent at any time with the consent of the RITES holder or a majority of P-FLOATs investors by delivering notice of its intention to investors. If neither a majority of P-FLOATs investors nor any RITES holder objects to the removal within 15 days after receiving notice, the sponsor is required to notify the remarketing agent and the trustee. No resignation or removal of the remarketing agent will be effective until a successor remarketing agent is appointed as provided in the remarketing agreement.

   If the remarketing agent resigns or is removed or dissolved, or if the properties or affairs of the remarketing agent are taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, then the trustee is required to appoint a successor remarketing agent meeting the requirements of the remarketing agreement and acceptable to the RITES holder. If the trustee has not appointed a successor within 60 days, the remarketing agent will have the right to petition a court of competent jurisdiction to appoint a successor. Any successor remarketing agent is required to be an institution authorized by law to perform all the duties imposed upon it under the remarketing agreement.

                             THE LIQUIDITY FACILITY

DESCRIPTION OF LIQUIDITY FACILITY

   Before Certificates of a series are issued, the sponsor and the issuer will establish a standby purchase agreement, a liquidity letter of credit or other similar arrangement with the liquidity provider specified in the prospectus supplement. The liquidity provider may be an affiliate of the sponsor or an unaffiliated entity. The liquidity facility for each series of Certificates will expire on the date specified in the related prospectus supplement unless the liquidity provider chooses to extend its facility with respect to all or a portion of the bonds. The RITES holder may remove and replace the liquidity provider on behalf of the P-FLOATs investors with the consent of the trustee.

   The liquidity provider is not obligated to pay the principal or redemption price of, or the interest on, the Certificates under any circumstances. The liquidity provider is obligated only to purchase tendered Certificates on and subject to the terms, provisions and conditions of the liquidity facility.

   The liquidity provider's commitment to purchase P-FLOATs under the liquidity facility on any day is limited to a principal amount of P-FLOATs equal to the initial principal amount of P-FLOATs issued, less the amount of P-FLOATs previously redeemed or purchased by the liquidity provider under the liquidity facility, but not subsequently remarketed. The aggregate purchase price of P-FLOATs committed to be purchased by the liquidity provider may not exceed the principal amount of P-FLOATs outstanding plus 35 days interest at a per annum rate equal to the Maximum Floating Rate for the P-FLOATs of the applicable series. The liquidity provider is not obligated to pay any net gain due to investors upon a mandatory tender. Additionally, the liquidity provider is not obligated to purchase tendered P-FLOATs under the liquidity facility unless it receives proper demand from the tender agent in accordance with the liquidity facility.

   The obligations of the liquidity provider under the liquidity facility will either be exempt from registration under the Securities Act or registered and offered and sold pursuant to a separate registration statement containing disclosure about the liquidity provider.

   Investors should refer to the prospectus supplement for information about the liquidity provider for a particular series.

TERMINATION OF OBLIGATIONS OF LIQUIDITY PROVIDER

   The liquidity facility for each series will expire on the earlier of:

   (1) the date specified in the prospectus supplement, unless extended by the liquidity provider, or

   (2) the date on which investors may no longer tender Certificates due to a tender option termination event or a fixed rate conversion event.

   A successor liquidity provider may also assume the obligations of the liquidity provider under the terms of the Trust Agreement, as described below.

   If the liquidity facility expires and is not extended or replaced, the P-FLOATs will be converted to fixed rate certificates and be subject to mandatory tender unless investors elect to retain the fixed rate certificates. If the liquidity facility is replaced, then the P-FLOATs will be subject to mandatory tender five business days before the last day of the then-current liquidity facility, unless investors elect to retain the P-FLOATs under the new liquidity facility. If the liquidity facility expires but is extended for some of the bonds, then the bonds for which the facility is not extended will be subject to mandatory disposition with liquidity support. See "Mandatory Disposition of Bonds--Mandatory Disposition of Bonds with Liquidity Support" on page 20 of this prospectus.

SUBSTITUTION OF SUCCESSOR LIQUIDITY PROVIDER

   On or before the 25th day before the liquidity facility is scheduled to expire, the trustee, with the prior written consent of the RITES holder, may accept a successor liquidity facility. The successor liquidity provider will issue an agreement in form and substance identical to the current liquidity facility and the successor liquidity provider will succeed to all of the rights, duties and obligations of the previous liquidity provider. The new liquidity facility will be effective on the date specified in the new agreement only upon satisfaction of the following:

   (1) the rating agencies have issued written confirmation that any ratings of the rating agencies on the P-FLOATs will not, as a result of the substitution or succession, be withdrawn or reduced below the ratings before the succession;

   (2) the trustee has received an opinion of counsel to the successor liquidity provider that the liquidity facility by the successor liquidity provider has been duly authorized, executed and delivered and constitutes a valid and binding obligation of the successor liquidity provider;

   (3) the sponsor and the trustee have received an opinion of appropriate special tax and securities counsel that the substitution or succession will not result in the withdrawal of, or modification of the conclusions of, the opinion delivered by the counsel in connection with the original delivery of the P-FLOATs and RITES;

   (4) the trustee has received an opinion of counsel that all conditions precedent listed in the Trust Agreement and the liquidity facility have been complied with; and

   (5) all obligations owing to the liquidity provider under the liquidity facility have been paid in full and the trustee and the tender agent have tendered the liquidity facility then in effect to the liquidity provider for cancellation.

LIQUIDITY PROVIDER DEFAULT

   If the liquidity provider becomes bankrupt or insolvent, or if the liquidity provider fails to honor a properly-made drawing or other demand in accordance with the liquidity facility, then the liquidity provider will be in default. Upon a liquidity provider default, the tender agent will notify the RITES holder in writing. Upon receiving notice, the RITES holder will have the right, in its sole and absolute discretion, but not the obligation, to:

   (1) provide a successor liquidity facility as a replacement for the liquidity facility then in effect for the affected series, in accordance with the conditions described above; and

   (2) act as the interim liquidity provider until the successor liquidity provider is provided, in accordance with the conditions described above.

   Within five business days of receiving written notice of the liquidity provider default, the RITES holder will notify the tender agent of its intention to obtain a successor liquidity facility and act as interim liquidity provider. If the RITES holder fails to notify the tender agent, then that fifth business day will be deemed to be an "exchange date" and the trustee will exchange the affected Certificates for cash or the related bonds as if a tender option termination event had occurred in accordance with the procedures described in "Mandatory Disposition of Bonds--Mandatory Disposition of Bonds without Liquidity Support" on page 21 of this prospectus.

                            INCOME TAX CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES

   This is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the P-FLOATs and the RITES. This discussion is based on the Code, as well as final, temporary and proposed Treasury regulations and administrative and judicial decisions, all of which are subject to change or possible differing interpretation. The sponsor will not seek or obtain any rulings from the IRS regarding the classification of the issuer as a partnership for federal income tax purposes or any other aspect of the tax consequences described in this prospectus, and there is no assurance that the IRS will agree with the conclusions expressed here. This discussion is directed solely to investors that hold the Certificates as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to address all federal income tax matters that may be relevant to particular types of investors, such as banks and insurance companies which may be subject to special rules. References to "investors" or "holders" are to the beneficial owners of the P-FLOATs or RITES. The opinions described here are based on the assumption that the terms of the Trust Agreement and other instruments will be complied with and the accuracy of representations and certifications. Upon delivery of the Certificates of each series, Cadwalader, Wickersham & Taft, special counsel to the sponsor, will deliver the opinion reproduced as Exhibit A to this prospectus. The opinion reproduced as Exhibit A constitutes an integral part of this prospectus.

   In the opinion of Cadwalader, Wickersham & Taft, the issuer will not be subject to federal income tax and a P-FLOATs investor's share of the interest that accrued during the period that the investor held its P-FLOATs will be excludable from gross income for federal income tax purposes to the same extent that interest on the underlying bonds is excludable. This is true whether or not the P-FLOATs have accrued interest at the floating rate or, if a fixed rate conversion event has occurred, at the applicable fixed rate. Similar to a P-FLOATs investor, a RITES holder's share of the interest that accrued during the period that the RITES holder held its RITES will also be excludable. This opinion is subject to the discussion below, entitled "Taxation of Investors."

   We suggest that prospective investors of P-FLOATs and RITES consult their own tax advisors concerning the tax consequences to them of the purchase, ownership and disposition of P-FLOATs or RITES under federal income tax law, as well as the tax law of any relevant state or local jurisdiction.

TAX EXEMPTION OF THE BONDS

   On the date each bond is initially issued and delivered, bond counsel for each bond will render its opinion generally to the effect that, under existing laws, interest on the bonds is excluded from gross income for federal income tax purposes and from any applicable state and local taxes. Special counsel has not passed upon, has not independently verified, and will not verify, the tax-exemption of interest on any bond. Further, special counsel has assumed the following, without any inquiry:

   (1)  the continuing correctness of the related opinion of bond counsel;
   and

   (2) that no events or circumstances have occurred since the original issuance of the bonds that would adversely affect the exemption from federal income tax and any applicable state and local taxes of interest on the bonds.

TAXATION OF INVESTORS

   Classification of the Issuer. With respect to each series of P-FLOATs and RITES, special counsel will deliver its opinion to the effect that the related issuer will be classified as a partnership, rather than an association or publicly traded partnership taxable as a corporation, and each investor will be treated as a partner in such partnership for federal income tax purposes. In rendering its opinion, special counsel has concluded that:

   (1) the passive nature of the income of the issuer will exempt it from the rule that publicly traded partnerships are taxable as corporations; and

   (2) the P-FLOATs will not be treated as indebtedness of the issuer or the RITES holder.

   Investors must be treated as members of the tax partnership constituted by the issuer for distributions to investors to be treated as tax-exempt interest. This treatment therefore requires that the P-FLOATs and RITES constitute equity ownership interests in the issuer. Special counsel has concluded that, for federal income tax purposes, the P-FLOATs will not be treated as indebtedness of the issuer or of the RITES holder. Further, special counsel has concluded that distributions on the P-FLOATs will not be treated as taxable "guaranteed payments." Special counsel has also concluded that the RITES holder will be treated as a member of the tax partnership constituted by the issuer, rather than merely as the provider of a put to the P-FLOATs investors.

   A partnership anti-abuse regulation authorizes the IRS to recast transactions involving partnerships that inappropriately exploit the partnership provisions of the Code in an attempt to avoid tax. As the language of the regulation is exceedingly broad, there is substantial uncertainty as to its potential application. Special counsel has concluded that structuring the P-FLOATs and RITES to be partnership interests in the tax partnership constituted by the issuer is consistent with the economic substance of the transaction and is not inconsistent with the intent of the partnership provisions of the Code, and therefore the anti-abuse regulation will not apply to the P-FLOATs and RITES. Prospective investors should consult with their tax advisors regarding the possible application of the anti-abuse regulation to the P-FLOATs and RITES.

   The opinion of special counsel represents only counsel's best legal judgment and, unlike a tax ruling, does not have binding effect on the IRS or official status of any kind. There is no authority that addresses instruments similar to the P-FLOATs and RITES. Thus, there can be no absolute assurance that the IRS or a court will agree with the opinion of special counsel. If the issuer were treated as an association taxable as a corporation, or as a publicly-traded partnership treated as a corporation for Federal income tax purposes, rather than as a partnership, all or a portion of any payments by the trustee to holders of Certificates would be taxed to them as dividends to the extent of the current and accumulated earnings and profits of the issuer. If the P-FLOATs were characterized as debt, or if distributions on P-FLOATs were classified as "guaranteed payments", then interest distributions on the P-FLOATs would be fully includable in gross income. If the Certificates were treated as stripped bonds and the bonds were issued with original issue discount, then distributions to the Certificate holders would not be tax exempt to the extent that the Certificate holder's yield on the Certificates exceeds the original yield to maturity of the bonds. If the Certificates were treated as stripped bonds and the bonds were not issued with the original issue discount, then distributions to the Certificate holders would not be tax exempt to the extent that the Certificate holder's yield on the Certificates exceeds the coupon rate of interest. Moreover, if the RITES holder were characterized merely as provider of a put to the P-FLOATs investors, and not as a member of the partnership constituted by the issuer, then the "put fee" may not be treated as an ordinary deduction and distributions on the RITES would be fully includable in gross income. The remainder of this discussion assumes that the issuer will be taxable as a partnership, and the P-FLOATs and RITES constitute equity interests in such partnership.

   Income and Expense; Election Out of Partnership Provisions. As a partnership for federal income tax purposes, the issuer will not be subject to federal income tax. The trustee will elect, on behalf of the issuer, to exclude the issuer from Subchapter K of Chapter 1 of the Code (the partnership tax accounting provisions of the Code). By purchasing P-FLOATs or RITES, each investor consents to that election. Special counsel has concluded that, although subject to uncertainty, the issuer should be eligible for this election. Assuming this election is effective, for federal income tax purposes, each investor will be treated as an owner of an undivided interest in the underlying bonds. Accordingly, each investor will be required to directly take into account its share of income from the bonds for the period during which it owns P-FLOATs or RITES, calculated at the rate at which interest is distributed in effect on the P-FLOATs and RITES, generally under such investor's method of accounting and any tax elections made by such investor.

   If the election to be excluded from Subchapter K of Chapter 1 of the Code were not effective, then the following would occur:

   (1) the issuer would be required to account for its income and deductions at the trust level and to use a taxable year for reporting purposes; and

   (2) each investor would be required to separately take into account that investor's distributive share of income and deductions of the issuer.

   All expenses of the issuer are allocated to the RITES. Therefore, P-FLOATs investors should not be allocated any deduction for these expenses. Furthermore, if the exclusion election were not effective, an investor would take into account in its taxable year that investor's distributive share of issuer income and deductions for each issuer taxable year which ends with or within the investor's taxable year. If the issuer's taxable year is different than that of an investor, then a portion of the investor's share of trust income and, in the case of a RITES holder, deductions with respect to the bonds would be shifted to the investor's taxable year following the year in which the income and expense accrues. If the exclusion election were not effective, the issuer, but not any of the P-FLOATs investors, might be liable for penalties for failure to file partnership returns. Partnership returns are not required if the exclusion election is effective. Under the Trust Agreement, the sponsor has agreed to pay any such penalties on behalf of the issuer. Potential purchasers of P-FLOATs and RITES should consult with their own tax advisors regarding the consequences if the exclusion election with respect to the issuer were not valid.

The discussion below assumes that the issuer will be subject to an effective election to be excluded from Subchapter K of Chapter 1 of the Code.

   Original Issue Discount. If the initial public offering price of any bonds was less than the amount payable at maturity, then those bonds are treated as having been issued with original issue discount. Original issue discount is excludable from gross income for Federal income tax purposes to the same extent as interest on tax-exempt obligations. The Code provides that original issue discount on a tax-exempt obligation is deemed to accrue over the life of the obligation on the basis of either a straight-line or a constant interest method of accrual, depending on the date of issuance of the obligation. If the aggregate price paid by initial investors in the P-FLOATs allocable to a bond that was issued with original issue discount equals or exceeds the adjusted issue price of a bond but is less than the par amount of the bond, then that bond will be acquired by the Trust with original issue discount. This original issue discount will be allocated to investors in P-FLOATs or RITES, as described below.

   Market Discount and Premium. If the purchase price the issuer paid for bonds is greater than the bonds' stated redemption price, then the bonds will have amortizable bond premium. Except in the case of bonds issued with original issue discount, if the purchase price the issuer paid for bonds is less than the bonds' stated redemption price, then the bonds will have market discount. For bonds issued with original issue discount, if the purchase price the issuer paid is greater than the bonds' revised issue price, then the bonds will have acquisition premium. Also, for bonds issued with original issue discount, if the purchase price the issuer paid is less than the bonds' revised issue price, then the bonds will have market discount. Market discount will be considered to be zero if it is less than a statutorily defined de minimis amount. The aggregate price paid by initial P-FLOATs investors allocable to a bond acquired by the issuer at a market discount generally will equal the issuer's purchase price for the bond. The aggregate price paid by initial P-FLOATs investors allocable to a bond acquired by the issuer at a premium generally will equal the par amount of the bond, with the RITES holder supplying the premium portion of the purchase price. Generally, gain on the sale or disposition of tax-exempt bonds acquired at a market discount that exceeds the de minimis threshold will be ordinary income, instead of capital gain, to the extent of the accrued market discount thereon. Any such market discount will be allocable to the RITES holder, as described below. Amortizable bond premium on tax-exempt bonds generally will be amortized over the remaining term of the bonds, or to an earlier call date if the call would result in a lower yield to the holder of the bond, on a constant yield method. This amortization will reduce the owner's basis therein, but will not result in any deduction from income. Any premium amortization will be allocable to the RITES holder, as described below.

   Partnership Allocations; Sale of P-FLOATs. Under the Trust Agreement, any original issue discount on a bond generally will be allocated to the RITES. However, any acquisition premium that results when the issuer purchases a bond, plus a corresponding amount of original issue discount, will be allocated to the P-FLOATs. Acquisition premium is the excess of the issuer's purchase price for a bond over the adjusted issue price for that bond.

   In addition, any market discount on a bond that exceeds the de minimis threshold will economically accrue to the RITES holder and, therefore, will be allocated to the RITES holder.

   Furthermore any amortizable bond premium on the bonds at the time of the issuer's acquisition will be allocated and will economically accrue entirely to the RITES. The resulting tax effect therefore would be borne entirely by the RITES holder. Accordingly, in the opinion of special counsel, as a consequence of market discount or amortizable bond premium on the bonds, the following is true:

   (1) an investor purchasing and selling P-FLOATs for a price equal to the principal balance of the P-FLOATs (plus any accrued interest) will not recognize any taxable income;

   (2) if an initial P-FLOATs investor sells its P-FLOATs for a gain, then that gain generally will be taxable as capital gain; and

   (3) if a secondary market P-FLOATs purchaser purchases its P-FLOATs for a price equal to the principal balance of the P-FLOATs plus any accrued interest and sells them for a gain, then that gain will be taxable as capital gain.

   With respect to item (3) above, if the issuer originally acquired the bonds at a market discount in excess of the de minimis amount, it is possible that any gain would be taxable as ordinary income, and not capital gain. This possibility would arise if, at the time the investor purchased the P-FLOATs, the market value of the bonds exceeded the price at which the issuer acquired the bonds.

   There are, however, no authorities addressing facts substantially similar to the facts involved, or potentially involved, in this transaction. Thus, there can be no absolute assurance that the IRS or a court will agree with these conclusions. If the IRS successfully challenged the allocation in the Trust Agreement of market discount entirely to the RITES, then a P-FLOATs investor might recognize ordinary income upon the sale of the bonds or, possibly, upon the sale of its P-FLOATs.

   Effect of Fixed Rate Conversion Events. The arrangement that results in the issuance of the fixed rate certificates could be treated as a trust for federal income tax purposes. In that event, the issuance of fixed rate certificates could be considered a coupon stripping transaction subject to the rules of
Section 1286 of the Code. It is possible that a fixed rate conversion event may result in a taxable exchange of Certificates for fixed rate certificates. In such event, there may be circumstances in which investors that received fixed rate certificates as a result of a fixed rate conversion event may recognize taxable income, gain or loss. We suggest that prospective investors consult their own tax advisors regarding the tax consequences of a fixed rate conversion event, including application of the coupon stripping rules.

ADDITIONAL TAX CONSIDERATIONS

   Alternative Minimum Tax. An investor is required to include as an item of tax preference for purposes of the federal individual and corporate alternative minimum taxes all tax-exempt interest on "specified private activity" bonds. Moreover, interest on bonds that are not specified private activity bonds will be included in "adjusted current earnings" in calculating federal corporate alternative minimum taxable income. The calculation of alternative minimum tax liability is complex and can result in payment of federal income tax on interest that is otherwise tax-exempt. We suggest that prospective investors consult their tax advisors regarding the alternative minimum tax. The prospectus supplement will indicate if any of the bonds are specified private activity bonds. The trustee will report separately the portion of the total interest received by investors attributable to specified private activity bonds.

   Disallowance of Interest and Other Expenses. Investors' interest expense for indebtedness deemed to be incurred, or continued, to purchase or carry P-FLOATs or RITES will be non-deductible. Individual and other non-corporate investors may not deduct other expenses allocable to tax-exempt interest. The expenses of a regulated investment company that distributes tax-exempt dividends are disallowed in the same proportion that its tax-exempt income bears to its total income, other than net capital gains.

   Collateral Tax Consequences. Ownership of tax-exempt obligations may result in collateral tax consequences to some taxpayers, including, without limitation, financial institutions, property and casualty insurance companies, some foreign corporations engaged in business in the United States, some S Corporations with excess passive income, and individual recipients of Social Security or Railroad Retirement benefits. We suggest that prospective investors contact their tax advisors as to the applicability of collateral tax consequences.

   Employee Benefit Plans, Exempt Organizations and Foreign Investors. P-FLOATs and RITES should not be purchased by employee benefit plans, other tax-exempt organizations and foreign investors not subject to United States tax, because the interest on the bonds is expected to be excluded from gross income for purposes of federal income tax.

   Allocation of Bond Premium. Section 171 of the Code provides that, in the case of a taxable bond, the amount of any premium allocated to any interest payment shall be applied against, and operate to reduce, the amount of that interest payment. A recent regulation issued by the IRS provides that this rule applies to tax-exempt bonds, such as the bonds held by the issuer. Under the Trust Agreement, the amount of any premium on a bond and amortization of the premium is allocable to the RITES holder and not to the P-FLOATs. The sponsor has been advised by Cadwalader, Wickersham & Taft that the allocation under the Trust Agreement would be upheld. If the allocation were not upheld, however, that excess could be treated as a return of capital rather than as tax-exempt interest to the extent that interest is distributed to holders of P-FLOATs at a yield in excess of the yield at which the bond was acquired by the trust. In this event, an investor may have a capital gain upon a payment of principal with respect to the bond or upon disposition of the P-FLOATs.

   Delegation of Authority under Section 761 of the Code. For purpose of Section 761 of the Code, upon each investor's acquisition of a Certificate, the investor will be deemed to have delegated authority to the trustee with respect to the disposition and withdrawal of bonds from the trust. This delegation will be extended for an additional year upon each anniversary of the investor's acquisition, unless on the last optional tender date prior to the anniversary (or mandatory tender date in the case of a Certificate in term mode) the investor chooses to tender its certificates.

   Future Legislation. Various proposals have been, and in the future may be, introduced before Congress to restrict or eliminate the federal income tax exemption or to impose some collateral tax consequences on the ownership of municipal obligations such as the bonds. In addition, various proposals have been made and bills introduced that would substantially alter the federal tax base or the rate structure or both, which could affect the value of the bonds. No prediction can be made regarding any additional legislation that may be proposed and enacted with respect to the tax-exempt status of interest on municipal obligations. Further, no prediction can be made as to whether any such proposed legislation, if enacted, would apply to the bonds or the P-FLOATs and RITES.

STATE AND LOCAL TAX CONSEQUENCES

   The exclusion from gross income for federal income tax purposes of the P-FLOATs and RITES income does not necessarily result in a similar exclusion of that income for state or local income tax purposes.

   Depending on where an investor lives, P-FLOATs and RITES income may be subject to state and local tax. Generally, interest received on municipal bonds by a resident of a state will be exempt from personal income tax in that state to the extent it is derived from bond issuers located in that state. In most, but not all, states, interest received on P-FLOATs or RITES by a resident of a state will be exempt from personal income tax in that state to the same extent that interest on the bonds is exempt from personal income tax in that state. The laws of the several states and local taxing authorities vary with respect to the taxation of such obligations and investors should consult their own tax advisors about state and local matters.

   In the opinion of special counsel, the issuer will not be subject to (1) income or franchise taxation by the State of New York, or (2) the New York City general corporation or unincorporated business taxes.

                              PLAN OF DISTRIBUTION

   Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of Certificates, the issuer will sell to the underwriter the principal amount of P-FLOATs set forth in that agreement.

   The prospectus supplement for each series will specify:

   (1)  the name of the underwriter;

   (2) the principal amount of P-FLOATs for the series set forth in that agreement;

   (3) the price at which the series of Certificates will be offered to the public and any concessions that may be offered to the underwriter; and

   (4)  the place and time of delivery for the series of Certificates.

   The prospectus will be delivered to investors upon the sale of the P-FLOATs and resale of the P-FLOATs in market making transactions that may be made by the remarketing agent.

   Copies of any documents incorporated into this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281-1323, Attention:
Capital Markets Desk (telephone no. (212) 449-7358).

                                 USE OF PROCEEDS

   The issuer will use substantially all of the proceeds from the sale of the Certificates to:

   (1) purchase the bonds and pay the cost of carrying the bonds until the sale of the Certificates; and

   (2) pay other expenses connected with the execution and delivery of the Trust Agreement and the issuance and delivery of the Certificates.

                                     RATING

   The issuer has applied for a rating on the P-FLOATs from the rating agency or agencies identified in the prospectus supplement and has provided the rating agency or rating agencies with materials relating to the P-FLOATs and other relevant information. The rating or ratings reflect only the views of the applicable rating agency and investors should obtain an explanation of the significance of any rating from the applicable rating agency.

   The issuer has not applied to any other rating agency to obtain a rating on the P-FLOATs.

   There is no assurance that any rating will remain in effect for any given period of time. If circumstances change, then the rating agency or rating agencies may revise a rating downward or withdraw a rating entirely. Any downward revision or withdrawal of a rating may adversely effect the market price of the P-FLOATs. The rating or ratings issued will not address the likelihood that the P-FLOATs may be redeemed early due to a mandatory tender event or that the bonds or the proceeds of the bonds will be distributed due to a tender option termination event.

                                  LEGAL MATTERS

   Cadwalader, Wickersham & Taft, New York, New York, special counsel, will give a legal opinion on the offering of the Certificates and some tax aspects of the Certificates. The opinion of special counsel relating to some tax aspects of the Certificates is attached to this prospectus as Exhibit A. Counsel for the trustee and tender agent will give a legal opinion relating to the trustee and tender agent; counsel for the co-trustee will give a legal opinion relating to the co-trustee; and counsel for the liquidity provider will give a legal opinion relating to the liquidity provider.

                          REPORTS TO CERTIFICATEHOLDERS

   The remarketing agent will prepare periodic reports that will contain audited financial statements. Unless and until certificated Certificates are issued, the reports will be sent to Cede & Co. as nominee for the securities depository and the registered holder of the Certificates. No financial reports will be sent to investors.

                  INCORPORATION OF INFORMATION BY REFERENCE

   The SEC allows the sponsor to "incorporate by reference" information it files with the SEC, which means that the sponsor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the sponsor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The sponsor incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of any issuer until the termination of the offering of the Certificates.

   As a recipient of this prospectus, you may request a copy of any document the sponsor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the sponsor at World Financial Center, North Tower, 9th Floor, 250 Vesey Street, New York, New York, 10281-1309, Attention: [ ], telephone number [ ].

                             ADDITIONAL INFORMATION

   The sponsor filed a registration statement relating to the Certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

   The issuer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

   You may read and copy any reports, statements or other information that is filed in connection with the Certificates at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

   You may obtain the Official Statements for bonds that are subject to Rule 15c2-12 of the Securities Exchange Act of 1934 from a NRMSIR identified on Exhibit B to this prospectus, the Municipal Securities Rulemaking Board or an appropriate state information depository. You may also obtain from a NRMSIR identified on Exhibit B to this prospectus, at a charge to non-subscribers of approximately $25, the annual reports and events notices required under Rule 15c2-12 contracts. A Rule 15c2-12 contract is an agreement between the underwriter and the issuer that requires the issuer to provide annual financial information and specific material event notices for the benefit of bondholders. The sponsor will update Exhibit B through periodic reports filed under the Securities Exchange Act of 1934.

                                    GLOSSARY

Bond Redemption Date--the business day following the day proceeds are payable on redeemed bonds to the trustee, on which the trustee will distribute proceeds from the redemption of any bonds to investors of P-FLOATs corresponding to those bonds

Certificates--P-FLOATs and RITES together

Index Rate--the Municipal Market Data insured bond rate in effect on the conversion date for the term closest to the average rate of a bond

Interest Mode--the period at which interest will be paid to P-FLOATs investors, either daily, weekly, or at a term period of up to one year

Maximum Fixed Rate--a bond's coupon rate minus trustee fees

Maximum Floating Rate--the weighted average coupon of the bonds minus trustee fees

Mode Change Date--the date the remarketing agent converts the P-FLOATs Interest Mode

NRMSIR--Nationally Recognized Municipal Securities Repository

Optional Purchase Date--the date a P-FLOATs investor optionally tenders
P-FLOATs

P-FLOATsSM--Pass Through Floating Rate Municipal Certificates, the securities offered for purchase in the prospectus and prospectus supplement

Residual Ownership Date--the date, specified in the prospectus supplement, upon which approximately 80% of the average life of a bond expires

RITESSM--Residual Interest Municipal Certificates, securities that are not being offered for purchase in the prospectus and prospectus supplement

Trust Agreement--the Series Trust Agreement, the Standard Terms and Provisions, and all exhibits, appendices, schedules and amendments to both documents

                                                                       EXHIBIT A

                [OPINION OF SPECIAL COUNSEL AS TO TAX MATTERS]

__________ __, 199_

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated

Merrill Lynch Municipal ABS, Inc.
Merrill Lynch & Co., Inc.
World Financial Center
North Tower, 9th Floor
250 Vesey Street
New York, New York 10281-1309

[Trustee and Tender Agent],
as Trustee on behalf of the
Holders of Certificates from time to time
[Liquidity Provider]

      Re:   Pass Through Floating Rate Municipal Certificates ("P-FLOATs"SM),
                                                                --------
            and Residual Interest Municipal Certificates, Series RT-__
            ("RITES"SM), as more particularly described on Schedule A attached hereto

Ladies and Gentlemen:

   We have acted as counsel to the Sponsor and as special tax counsel in connection with the issuance of the Certificates. Capitalized terms used but not defined in this opinion have the meanings given them in the Trust Agreement and the Prospectus (as defined below).

   This opinion is rendered in connection with the Series Trust Agreement relating to Series RT- __ , dated ____________, 199_ (the "Series Trust Agreement"), incorporating by reference the Standard Terms and Provisions of Trust Agreement (the "Standard Terms") attached as Exhibit B thereto (the Series Trust Agreement and the Standard Terms are referred to together collectively as the "Trust Agreement"), by and among Merrill Lynch Municipal ABS, Inc., as sponsor (the "Sponsor"), _____________, as trustee and tender agent (the "Trustee") and _____________, as co-trustee (the "Co-trustee"), and providing for the custody of the bonds identified in Schedule 1 attached hereto (the "Bonds"), referred to in the Prospectus, dated _____________, 1999, as supplemented by a Supplement, dated _____________, 199_ (as so supplemented, the "Prospectus"), and for the sale as contemplated therein of various series of Pass Through Floating Rate Municipal Certificates ("P-FLOATs") and Residual Interest Municipal Certificates ("RITES," and collectively with the P-FLOATs, the "Certificates") that represent beneficial interests in the Bonds. This opinion constitutes an integral part of the Prospectus and must be read in conjunction therewith.

   Our opinion and the tax consequences described herein are based upon the Internal Revenue Code of 1986, as amended (the "Code"). Although we are not aware of any proposed changes to the Code that are applicable, tax laws may change after the date hereof. The Internal Revenue

Service has not yet issued any regulations or published any rulings which are directly applicable to the Certificates. The opinion and tax consequences described herein are subject to and may be modified by any change resulting from the issuance of any regulation or publication of any ruling that is directly applicable to the Certificates.

   In rendering our opinion, we have not passed upon, have not independently verified and do not assume any responsibility for, but rather have assumed the continuing correctness of, the opinion of bond counsel rendered at the date of original issue of the Bonds to the effect that, on the basis of laws in effect on the date of original issuance, the Bonds constitute the legal, valid and binding obligation of the bond issuer thereof.

   We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the following: (1) the Prospectus; (2) the executed Trust Agreement to which the forms of the Certificates are attached as exhibits; and (3) such other documents, certificates, opinions and letters as we have deemed necessary or relevant for the purpose of rendering this opinion. In addition, we have participated in the preparation of the material under the heading "Income Tax Considerations" in the Prospectus. Capitalized terms used in this opinion and not otherwise defined herein shall have the same meanings as such terms are given in the Trust Agreement.

   Based upon and subject to all of the foregoing and based upon our analysis of existing statutes, we are of the opinion that:

      (1) The arrangement evidenced by the P-FLOATs and the RITES of each Series will be treated as a partnership (and not as an association taxable as a corporation or a publicly traded partnership treated as a corporation) for Federal tax purposes. The Certificates, however, provide that all holders will elect to be excluded from the application of Subchapter K of Chapter 1 of the Code (the Subchapter containing the partnership tax accounting provisions of the Code) and in effect, be treated as owners of undivided interests in the Bonds underlying the Certificates.

      (2) We hereby confirm and adopt as our opinion the opinions expressed in the Prospectus as to "Federal Income Tax Consequences" under the Code, the regulations thereunder, published administrative rulings, and judicial decisions published on or prior to the date of this opinion.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to this firm under the caption "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Exchange Act of 1933, as amended.

   The foregoing is based on the Federal income tax laws in effect as of this date and no assurance can be provided as to future administrative or judicial interpretations of those laws. Further, no opinion is expressed with respect to any effects of state or local income tax laws or any other Federal or state law, except as expressly stated herein.

                                    Very truly yours,

                                                                       EXHIBIT B

                         NATIONALLY RECOGNIZED MUNICIPAL

                             SECURITIES REPOSITORIES

                                                                       EXHIBIT C

                           AUDITED FINANCIAL STATEMENT

=====================================   ========================================
                                                      [$---------]
                                                      (APPROXIMATE)
   YOU SHOULD RELY ONLY ON THE
INFORMATION CONTAINED OR INCORPORATED

BY REFERENCE IN THIS PROSPECTUS                   PASS THROUGH FLOATING
SUPPLEMENT AND THE ACCOMPANYING                 RATE MUNICIPAL TRUST ___
PROSPECTUS.  WE HAVE NOT AUTHORIZED                      ISSUER
ANYONE TO PROVIDE DIFFERENT INFORMATION
TO YOU.
   THE P-FLOATS ARE NOT OFFERED IN ANY

STATE WHERE THEIR OFFER IS                       $________ PASS THROUGH
IMPERMISSIBLE.                                          FLOATING
   DEALERS WILL DELIVER A PROSPECTUS           RATE MUNICIPAL CERTIFICATES

SUPPLEMENT AND PROSPECTUS WHEN ACTING                 (P-FLOATSSM)
AS UNDERWRITERS TO THE P-FLOATS AND                     SERIES R-
WITH RESPECT TO THEIR UNSOLD ALLOTMENTS
OR SUBSCRIPTIONS.  IN ADDITION, ALL
DEALERS SELLING P-FLOATS WILL DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS        MERRILL LYNCH MUNICIPAL ABS, INC.
UNTIL [ ]                                                SPONSOR

------------------------------

           TABLE OF CONTENTS

                                      PAGE

         PROSPECTUS SUPPLEMENT
Summary.............................S-1
Risk Factors........................S-5
The Liquidity Provider..............S-5
Plan of Distribution................S-6
Ratings.............................S-6
Legal Matters.......................S-7
Reports to Certificateholders.......S-7  ----------------------------------
Year 2000 Problem...................S-7           PROSPECTUS SUPPLEMENT
Additional Information..............S-8  ----------------------------------

               PROSPECTUS
Summary...............................1
Risk Factors..........................9
Introduction.........................13             MERRILL LYNCH & CO.
Interest and Principal...............14              [________ ____]
Optional Tender of
  P-FLOATs...........................17
Mandatory Tender of
  P-FLOATs...........................18
Fixed Rate Conversion................19
Mandatory Disposition of
  Bonds..............................20
Withdrawal of Bonds..................23
Procedures for Purchase
  and Remarketing....................25
Details of the
  Certificates.......................27
Redemption Upon
  Redemption of
  Underlying Bonds...................31
Material Terms of the
  Trust Agreement....................33
Miscellaneous........................38
The Bonds............................39
The Sponsor..........................40
The Remarketing Agreement............40
The Liquidity Facility...............41
Income Tax Considerations............43
Plan Of Distribution.................50
Use Of Proceeds......................50
Rating...............................51
Legal Matters........................51
Reports to
  Certificateholders.................51
Incorporation of
  Information by
  Reference..........................51
Additional Information...............52
Glossary.............................53
Opinion of Special
  Counsel...........................A-1
Nationally Recognized
  Municipal Securities
  Repositories......................B-1
Audited Financial
  Statement.........................C-1

=====================================   ========================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration fees are estimated.

             SEC Registration Fee.......................*
             Legal Fees and Expenses....................*
             Accounting Fees and Expenses...............*
             Trustee's Fees and Expenses (including
             counsel fees)..............................*
             Printing and Engraving Fees................*
             Rating Agency Fees.........................*
             Miscellaneous..............................*
                  Total.................................*

*  To be provided by amendment

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are made, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

            The Amended and Restated Certificate of Incorporation of Merrill Lynch Municipal ABS, Inc. provide for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

            The Series Trust Agreement for each Series of Certificates will provide either that the Registrant and the partners, directors, officers, employees and agents of the Registrant, or that the Trustee and the partners, directors, officers, employees and agents of the Trustee, will be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Series Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

ITEM 16.   EXHIBITS.

   EXHIBIT

     NO.                                DESCRIPTION
  ---------                             -----------
     1.1      Form of Underwriting Agreement.*
     4.1      Form of Series Trust Agreement.*
     4.2      Form of Bond Sale Agreement.*
     5.1 Opinion of Cadwalader, Wickersham & Taft with respect to certain matters involving the Certificates.*
     8.1      Opinion of Cadwalader, Wickersham & Taft as to tax matters.*
     23.1 Consent of Cadwalader, Wickersham & Taft (included as part of Exhibits 5.1 and 8.1).*
     24.1 Power of Attorney (contained on page II-5 of this Registration Statement).*
     99.1     Additional Exhibits:  Financial Information of Bond Insurers.*

[* To be filed by amendment.]

ITEM 17. UNDERTAKINGS.

            (a) Undertaking pursuant to Rule 415.

            The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)  to  include  any  prospectus   required  by
            Section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the Prospectus any facts or events
            arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) to include any material information with respect
            to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) Undertaking in respect of indemnification.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

            (c) Filings incorporating subsequent Exchange Act documents by reference.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the requirement that the securities be rated investment grade at the time of sale) and has duly caused this Pre-Effective Amendment No. 5 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York, on June 20, 2000.

                                    MERRILL LYNCH MUNICIPAL ABS, INC.



                                    By:  /s/ Edward J. Sisk
                                        -------------------------
                                        Name: Edward J. Sisk
                                        Title:   Vice President

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS PRE-EFFECTIVE AMENDMENT NO. 5 TO FORM S-3 REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURE                        CAPACITY                  DATE

               *                   President and Chairman of the   June 20, 2000
                                      Board
--------------------------------
       Robert C. Barber


               *                   Treasurer, Chief Financial      June 20, 2000
                                   Officer and
--------------------------------
        Thomas Cassano             Chief Accounting Officer


               *                   Director                        June 20, 2000
--------------------------------
          John Lawlor


               *                   Director                        June 20, 2000
--------------------------------
       Donald J. Puglisi


By:  /s/ Edward J. Sisk
---------------------------------
   Edward J. Sisk
   Attorney-in-Fact

(*)Edward J. Sisk, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

                                  EXHIBIT INDEX

                                                                    SEQUENTIALLY
                                                                       NUMBERED

   EXHIBIT                          DESCRIPTION                        PAGE

 1.1...........    Form of Underwriting Agreement.*
 4.1...........    Form of Series Trust Agreement.*
 4.2...........    Form of Bond Sale Agreement.*
 5.1...........    Opinion of Cadwalader, Wickersham & Taft with
                   respect to certain matters involving the
                   Certificates.*
 8.1...........    Opinion of Cadwalader, Wickersham & Taft as to
                   tax matters.*
23.1...........    Consent of Cadwalader, Wickersham & Taft
                   (included as part of Exhibits 5.1 and 8.1).*
24.1...........    Power of Attorney (contained on page II-5 of this
                   Registration Statement).*

99.1...........   Additional Exhibits:  Financial Information of
                  Bond Insurers.*

*     To be filed by amendment.